UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[    ]   Preliminary Proxy Statement
[    ]   Confidential, For Use of the Commission Only (as permitted by Rule
                        14a-6(e)(2))
[ X  ]   Definitive Proxy Statement
[    ]   Definitive Additional Materials
[    ]   Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12

                           ENZON PHARMACEUTICALS, INC.

                (Name of Registrant as Specified In Its Charter)
                                       N/A
    (Name of Person(s) filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X   ] No fee required.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(I)(3).

[    ] Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11.

                  (1)      Title of each class of securities to which transaction applies:

.....................................................................................................................................

                  (2)      Aggregate number of securities to which transaction applies:

.....................................................................................................................................

                  (3)      Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: Set forth the amount on which the filing fee is calculated and state how it was determined.

.....................................................................................................................................

                  (4)      Proposed maximum aggregate value of transaction:


                  (5)      Total fee paid.

.....................................................................................................................................

[ ] Check box if any part of the fee is offset as provided by Exchange  Act rule
0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                  1)       Amount Previously Paid:

.....................................................................................................................................

                  2)       Form, Schedule or Registration Statement No.:

.....................................................................................................................................

                  3)       Filing Party:

.....................................................................................................................................

                  4)       Date Filed:

.....................................................................................................................................

                                     ENZON
                                 PHARMACUTICALS
                                [GRAPHIC OMITTED]
                                685 Route 202/206
                          Bridgewater, New Jersey 08807
                                 (908) 541-8600

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 18, 2006

     To our Stockholders:

     The annual meeting of stockholders (the "Annual Meeting") of Enzon Pharmaceuticals, Inc., a Delaware corporation ("Enzon" or the "Company") will be held at the Sheraton Indianapolis Hotel and Suites, 8787 Keystone Crossing, Indianapolis, Indiana 46240 on Thursday, May 18, 2006 at 9:00 a.m. local time, for the following purposes:

     1. To elect one Class I director, to serve for a term of three years until the 2009 Annual Meeting and until his successor is elected and qualified, in accordance with the Company's Restated Certificate of Incorporation and By-Laws (Proposal No. 1);

     2. To approve the amendment of the 2001 Incentive Stock Plan to increase the number of shares of common stock issuable thereunder by an additional 4,000,000 shares (Proposal No. 2);

     3. To approve the amendment and restatement of our Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 90,000,000 shares to 170,000,000 shares (Proposal No. 3);

     4. To ratify the selection of KPMG LLP, independent registered public accountants, to audit the consolidated financial statements of the Company for the year ending December 31, 2006 (Proposal No. 4); and

     5. To transact such other matters as may properly come before the Annual Meeting or any adjournment thereof.

     Only holders of record of the Company's common stock at the close of business on April 6, 2006 are entitled to vote at the Annual Meeting.

     We hope that as many stockholders as possible will personally attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, your proxy vote is important. To assure your representation at the meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope. Sending in your proxy will not prevent you from voting in person at the Annual Meeting.

                                         By Order of the Board of Directors,

                                         /s/ Paul S. Davit
                                         Paul S. Davit
                                         Corporate Secretary

         Bridgewater, New Jersey
         April 12, 2006

     The Company's Annual Report to Shareholders, including its Transition Report for the six-month period ended December 31, 2005, accompanies this notice but is not incorporated as part of the proxy statement and is not to be regarded as part of the proxy solicitation materials.

                                     ENZON
                                 PHARMACUTICALS
                       [GRAPHIC OMITTED][GRAPHIC OMITTED]
                                685 Route 202/206
                              Bridgewater, NJ 08807
                                 (908) 541-8600
                                     _______

                                 PROXY STATEMENT
                                     _______

     This Proxy Statement and the enclosed proxy card are being furnished to stockholders of record of Enzon Pharmaceuticals, Inc. ("Enzon" or the "Company") as of April 6, 2006, in connection with the solicitation of proxies for use at the annual meeting of stockholders (the "Annual Meeting") to be held on Thursday, May 18, 2006 at the Sheraton Indianapolis Hotel and Suites, 8787 Keystone Crossing, Indianapolis, Indiana 46240 at 9:00 a.m. local time and at any postponement or adjournment thereof. The accompanying proxy is solicited by the Board of Directors of Enzon and is revocable by the stockholder any time before it is voted. For more information concerning the procedure for revoking the proxy, see "General." This Proxy Statement is being mailed to stockholders of the Company on or about April 18, 2006, accompanied by the Company's Annual Report to Stockholders, including its Transition Report on Form 10-K for the six-month transition period ended December 31, 2005. Enzon's principal executive offices are located at 685 Route 202/206 Bridgewater, New Jersey 08807, telephone (908) 541-8600.

     Only holders of the Company's common stock, par value $.01 per share (the "Common Stock" or "Common Shares") outstanding at the close of business on April 6, 2006 (the "Record Date") are entitled to receive notice of, and to vote at, the Annual Meeting. As of the Record Date, there were 43,751,855 Common Shares outstanding and entitled to vote at the meeting. Each Common Share is entitled to one vote on all matters. No other class of securities will be entitled to vote at the Annual Meeting. There are no cumulative voting rights.

     To be elected, a director must receive a plurality of the votes of the Common Shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. The affirmative vote of at least a majority of the Common Shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is necessary for approval of Proposals No. 2 and No. 4. Approval of Proposal No. 3 requires the affirmative vote of at least a majority of the Common Shares outstanding as of the Record Date and entitled to vote thereon. A quorum is representation in person or by proxy at the Annual Meeting of at least one-third of the Common Shares outstanding as of the Record Date.

     Pursuant to the Delaware General Corporation Law, only votes cast "For" a matter constitute affirmative votes. Proxy cards that are voted by marking "Withheld" or "Abstain" on a particular matter are counted as present for quorum purposes and for purposes of determining the outcome of such matter, but because they are not cast "For" a particular matter, they will have the same effect as negative votes or votes cast "Against" a particular matter. If a validly executed proxy card is not marked to indicate a vote on a particular matter and the proxy granted thereby is not revoked before it is voted, it will be voted "For" such matter. Where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions (commonly referred to as "broker non-votes"), such broker non-votes will be treated as shares that are present for purposes of determining the presence of a quorum; however, with respect to proposals which require the affirmative vote of a percentage of shares present at the Annual Meeting for approval, such broker non-votes will be treated as not present for purposes of determining the outcome of any such matter. With respect to proposals that require the affirmative vote of a percentage of the outstanding shares for approval, because such broker non-votes are not cast "For" a particular matter, they will have the same effect as negative votes or votes cast "Against" such proposals.

     The cost of proxy solicitation, including the cost of reimbursing banks and brokers for forwarding proxies and proxy statements to beneficial owners of the Common Stock, will be paid by the Company. Proxies may be solicited without extra compensation by some of the officers and other employees of the Company by telephone or personal interviews. The Company has also retained D.F. King & Co., Inc. to assist in the solicitation of proxies at an anticipated fee of $12,000 plus out-of-pocket expenses.

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

     Pursuant to the provisions of the Company's Restated Certificate of Incorporation and By-laws, the Board of Directors is comprised of three classes of directors, designated Class I, Class II and Class III. One class of directors is elected each year to hold office until the third annual meeting of stockholders after such election and until successors of such directors are duly elected and qualified. The Governance and Nominating Committee has recommended to the Board, and the Board also recommends that the stockholders elect the Class I director nominee at this year's Annual Meeting to serve until the 2009 Annual Meeting and until his successor is elected and qualified. Currently, the Board has set the number of directors at eight. One of our current Class I directors, Dr. Rosina B. Dixon, is retiring as of April 30, 2006. The Governance and Nominating Committee is currently evaluating candidates to fill the vacancy that will be created by Dr. Dixon's retirement, but has not yet chosen a nominee. The proxies solicited by this Proxy Statement cannot be voted for more than one nominee at the Annual Meeting. The nominee for election to the office of director, and certain information with respect to his background and the backgrounds of non-nominee directors, are set forth below. It is the intention of the persons named in the accompanying proxy card, unless otherwise instructed, to vote to elect the nominee named herein as Class I director. In the event the nominee named herein is unable to serve as a director, discretionary authority is reserved to the Board of Directors to vote for a substitute. The Board of Directors has no reason to believe that the nominee named herein will be unable to serve if elected.

     The name, age and year in which the term expires of each member of or nominee for election to the Board of Directors of the Company is set forth below

                                                                                             Term Expires on the
                                         Director              Position with                 Annual Meeting Held
            Nominee              Age       Since                the Company                      In The Year
------------------------        ----    ----------      --------------------------          ----------------------
Jeffrey H. Buchalter             48       2004          Chief Executive Officer and                   2007
                                                        Chairman of the Board
Goran A. Ando, M.D.              57       2004          Director                                      2007
Victor P. Micati                 66       2004          Director                                      2007
Rolf A. Classon                  60       1997          Director                                      2008
Robert LeBuhn                    73       1994          Director                                      2008
Robert C. Salisbury              62       2005          Director                                      2008
Phillip M. Renfro                60       2005          Director                                      2006
Rosina B. Dixon, M.D.            63       1994          Director                                       *

-----------------------------------------------------------------------------------------------------------------------------------
     * Dr. Dixon is retiring from the Company's Board of Directors effective April 30, 2006.

                        BUSINESS EXPERIENCE OF DIRECTORS

Class I Director Nominee for Election at the 2006 Annual Meeting

     Phillip M. Renfro, age 60, has served as a director of the Company since January 2005. Mr. Renfro has been a partner at the law firm of Fulbright & Jaworski, L.L.P. since 1984. Prior to joining Fulbright & Jaworski, Mr. Renfro was Chief Executive Officer of Resco International, an international oilfield service company and Vice President and General Counsel of Weatherford International, one of the largest international oilfield service companies in the United States from 1977 to 1983.

     The Board of Directors recommends a vote FOR Mr. Renfro as Class I Director (Proposal No. 1 on the Proxy Card).

Non-Nominee Class II Directors Serving Until the 2007 Annual Meeting

     Jeffrey H. Buchalter, age 48, has served as a director of the Company and as Chairman of the Board of Directors since September 2004 and as President and Chief Executive Officer since December 2004. Mr. Buchalter previously served as the President and Chief Executive Officer of Ilex Oncology, Inc. from January 2002 until December 2004, serving as President of Ilex from September 2001 until December 2002. Mr. Buchalter was also a director of Ilex from February 2001 until December 2004. From 1997 to 2001, Mr. Buchalter was Group Vice President for the Worldwide Oncology Franchise at Pharmacia Corporation. From 1993 to 1997, Mr. Buchalter was a Group Director with American Home Products, Wyeth Ayerst Laboratories. Mr. Buchalter was presented the Joseph F. Buckley Memorial Award from the American Cancer Society for commitment to cancer control and involvement in the pharmaceutical oncology field. Additionally, Mr. Buchalter was invited by former President George Bush to serve as a collaborating partner in the National Dialogue on Cancer. Mr. Buchalter currently serves as a director of TopoTarget A/S, a Danish biopharmaceutical company.

     Goran A. Ando, M.D., age 57, has served as a director of the Company since November 2004. From April 2003 through July 2004, he served as Chief Executive Officer of Celltech Group plc. Prior to joining Celltech in April 2003, Dr. Ando served in various senior posts at Pharmacia Corporation. In his most recent role at Pharmacia, Dr. Ando was Executive Vice President and President of R&D and also had executive responsibilities for IT, manufacturing and business development. Prior to his most recent role with Pharmacia, Dr. Ando held various executive positions, including Executive Vice President & Deputy Chief Executive Officer, Pharmacia AB, Sweden; Executive Vice President, Worldwide Science & Technology, Pharmacia & Upjohn, UK; and Chairman, Pharmacia & Upjohn AB, Sweden. Prior to joining Pharmacia, Dr. Ando held various senior positions with Glaxo Ltd., Bristol Myers International Group, and Pfizer International.

     Victor P. Micati, age 66, has served as a director of the Company since November 2004. Mr. Micati is a retired senior executive of Pfizer Inc. In 1999, Mr. Micati retired from Pfizer where he most recently served as Executive Vice President of the Pharmaceutical Group of Pfizer and Vice President of Pfizer Inc. Mr. Micati first joined Pfizer in 1965 and over a 34-year career served in numerous capacities, including: President of European Operations; Executive Vice President of Pfizer Europe; Senior Vice President, Pharmaceuticals; Vice
President of Pharmaceutical Development, Pfizer International; and Vice President of Marketing, Pfizer Laboratories. Mr. Micati also served as a member of the Pfizer International Board of Directors. Mr. Micati is currently a consultant to the pharmaceutical industry and is a member of the Board of Trustees of the Monterey Institute.

Non-Nominee Class III Directors Serving Until the 2008 Annual Meeting

     Rolf A. Classon, age 60, has served as a director of the Company since January 1997. Since May 2005, Mr. Classon has served as interim CEO for Hillenbrand Industries. From 2002 to 2004, Mr. Classon served as Chairman of the Executive Committee of Bayer Healthcare AG and, from 1995 to 2002, Mr. Classon served as an Executive Vice President of Bayer Corporation and President of Bayer Diagnostics. From 1991 to 1995, Mr. Classon was an Executive Vice President in charge of Bayer Diagnostics' Worldwide Marketing, Sales and Service operations. From 1990 to 1991, Mr. Classon was President and Chief Operating Officer of Pharmacia Biosystems A.B. Prior to 1991, Mr. Classon served as President of Pharmacia Development Company Inc. and Pharmacia A.B.'s Hospital Products Division. Mr. Classon currently serves as a director of ISTA Pharmaceuticals, Auxilium Pharmaceuticals, Millipore Corporation and Hillenbrand Industries.

     Robert LeBuhn, age 73, has served as a director of the Company since August 1994. Mr. LeBuhn is a private investor. He is a Trustee and Chairman of the Geraldine R. Dodge Foundation, a Trustee and Treasurer of All Kinds of Minds, a Trustee of Executive Service Corp., and a Trustee of the Aspen Music Festival and School and President of its National Council.

     Robert C. Salisbury, age 62, has served as a director of the Company since May 2005. In 1998, Mr. Salisbury retired from Pharmacia & Upjohn, Inc. where he most recently served as Executive Vice President and Chief Financial Officer. Previously, Mr. Salisbury served as Executive Vice President, Finance and Chief Financial Officer at The Upjohn Company. Mr. Salisbury first joined The Upjohn Company in 1974 and over a career of more than 20 years, he served in various management posts in finance and strategic planning. Mr. Salisbury currently serves as a director of Viragen, Inc.

     There are no family relationships among any of the Company's directors or executive officers.

                              DIRECTORS' NOMINATION

     Process for Identifying and Evaluating Nominees. The Charter of the Governance and Nominating Committee specifies the process for nominating persons for election to the Board. The committee will solicit nominations for new directors and screen the list of potential new directors submitted to it by other directors or any other sources and decide whether the assistance of a search firm is needed, and if so, choose the firm. After a review of board candidates and after considering the advice of the Chairman of the Board and the Chief Executive Officer, the committee will designate which candidates are to be interviewed. Candidates will be interviewed by the chairman of the Governance and Nominating Committee, the Chairman of the Board and the Chief Executive Officer and may be interviewed by other directors of the Company. After the interviews are completed, the committee will recommend to the Board which individuals it approves as nominees for membership on the Board. Current directors standing for reelection are not required to participate in an interview process.

     Criteria for Board Membership. The Charter of the Governance and Nominating Committee does not set forth the specific criteria for identifying and recommending new candidates to serve as directors, however, candidates will be interviewed by the Governance and Nominating Committee to evaluate the following, among other qualifications it may deem appropriate:

     o experience as a director of another publicly-traded corporation, experience in industries or with technologies relevant to the Company, accounting or financial reporting experience, or such other professional experience that the Governance and Nominating Committee determines qualifies an individual for Board service;

     o candidates' business judgment and temperament, ethical standards, view of
the  relative  responsibilities  of  a  director  and  management,   independent
thinking, articulate communication and intelligence; and

     o any other factors as the Governance and Nominating Committee deems appropriate, including judgment, skill, diversity, experience with businesses and other organizations of comparable size, the interplay of the candidate's experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.

     Stockholder Nominees. The Governance and Nominating Committee will consider written proposals from stockholders for nominees for director. Any such nominations should be submitted to the Governance and Nominating Committee c/o the Secretary of the Company and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the names and addresses of the stockholders making the nomination and the number of shares of Common Stock that are owned beneficially and of record by such stockholders; and (c) appropriate biographical information and a statement as to the qualification of the nominee. This information should be submitted in the time frame described in the Bylaws of the Company and under the caption, "Stockholder Proposals for 2007 Annual Meeting" below. The manner in which the committee evaluates potential directors will be the same for candidates recommended by the stockholders as for candidates recommended by others.

     Board Nominees for the 2006 Annual Meeting. The Governance and Nominating Committee recommended that Mr. Renfro, one of our current Class I directors, be nominated for re-election. Mr. Renfro was elected by the Board in January 2005 to fill a vacancy on the Board. Mr. Renfro was initially identified as a director candidate by Mr. Buchalter. Mr. Buchalter and Mr. Micati each knew Mr. Renfro in connection with Mr. Renfro's role as outside legal counsel to the board of directors of Ilex Oncology, Inc., where he advised the Ilex board on corporate governance matters. Prior to his election as a director by the Board, Mr. Renfro was interviewed by each of the members of the Board at that time, including Messrs. Buchalter, Classon and LeBuhn, and Drs. Ando and Dixon, other than Mr. Micati. The Governance and Nominating Committee determined that Mr. Renfro's experience and expertise, including his extensive knowledge of corporate governance matters, would be valuable to the Board and would strengthen the Board's overall expertise and capabilities. Upon the recommendation of the Governance and Nominating Committee, the Board elected Mr. Renfro to serve as an independent director of the Company. Our other current Class I director, Dr. Dixon, is retiring from the Board as of April 30, 2006 and therefore is not standing for re-election. The Governance and Nominating Committee is currently evaluating potential candidates to fill the vacancy that will be created by Dr. Dixon's retirement. The proxies solicited by this Proxy Statement cannot be voted for more than one nominee at the Annual Meeting.

                             DIRECTORS' COMPENSATION

     In September 2004, the Board of Directors adopted a new compensation plan for non-employee directors, which was amended in May 2005 (the "2004 Outside Director Compensation Plan"). Under the 2004 Outside Director Compensation Plan, each non-employee director will receive an option to purchase 15,000 shares of Common Stock annually on the first trading day of the calendar year (the "Annual Option Grant") and a grant of restricted stock units for shares of Common Stock with a value of $25,000 on the first trading day after June 30 (the "Annual Restricted Stock Grant"). These grants are made under the 2001 Incentive Stock Plan. The exercise price of the Annual Option Grant will be equal to the closing price of the Common Stock on the date of grant and the number of shares issued pursuant to the Annual Restricted Stock Grant will be equal to $25,000 divided by the closing price of the Common Stock on the date of grant. The Annual Option Grant vests in one tranche on the first anniversary of the date of grant if the recipient director remains on the Board on that date. Once vested, options granted pursuant to the Annual Option Grant expire on the 10th anniversary of the date of grant. The shares covered by the Annual Restricted Stock Grant vest in three equal tranches on each of the first three anniversaries of the date of grant if the recipient director remains on the Board on each such date. Upon the election of a new non-employee director to the Board, such newly elected director will receive a grant of options to purchase 20,000 shares of Common Stock (the exercise price of which will be equal to the closing price of the Common Stock on the date of grant) and a grant of restricted stock units for shares of Common Stock with a value of $25,000 (the number of shares covered by such grant being equal to $25,000 divided by the closing price of the Common Stock on the date of grant) (the "Welcome Grant"). The options and restricted stock units included in the Welcome Grant vest in three equal tranches on each of the first three anniversaries of the date of grant, if the recipient director remains on the Board on each such date. Furthermore, for the Chairperson of the Board, if not an employee of the Company, the number of option shares and restricted stock units covered by the Annual Option Grant, Annual Restricted Stock Grant and Welcome Grant are twice the numbers mentioned above.

     In addition, under the 2004 Outside Director Compensation Plan, each non-employee director receives an annual cash retainer of $20,000. Non-employee directors also receive an additional annual cash retainer of $7,000 for service as chair of the Finance and Audit Committee and $3,500 for service as chair of any other committee. Further, each non-employee director is entitled to a cash meeting fee of $1,500 for each meeting of the Board attended and each committee meeting attended (whether in person or by teleconference).

     Directors who are employees of the Company do not receive compensation for their service on our Board of Directors.

     During the fiscal year ended June 30, 2005, the Company recorded the following fees earned:


                                                                               Value                  # Shares
                                  Total                   Cash                of Stock          Underlying Restricted
      Board Member            Compensation            Compensation          Compensation             Stock Units
-----------------------    ------------------    ---------------------    ----------------    ------------------------
Goran Ando(1)                  $48,467               $23,467                  $25,000                   1,566
Jeffrey Buchalter(2)            59,845                 9,845                   50,000                   3,234
Rolf Classon                    77,000                52,000                   25,000                   1,989
Rosina Dixon                    79,443                54,443                   25,000                   1,989
David Golde(3)                  28,481                 3,481                   25,000                   1,989
Arthur Higgins(4)               43,154                18,154                   25,000                   1,989
Robert LeBuhn                   85,000                60,000                   25,000                   1,989
Victor Micati(5)                49,717                24,717                   25,000                   1,566
Phillip Renfro(6)               46,140                21,140                   25,000                   1,896
Robert Salisbury(7)             30,722                 5,722                   25,000                   3,597
                           ------------------    ---------------------    ----------------    ------------------------

Totals                        $547,969              $272,969                 $275,000                   21,804
                           ==================    =====================    ================    ========================

(1)  Dr. Ando joined the Board of Directors in November 2004
(2)  Mr.  Buchalter  joined the Board of  Directors as  non-executive  Chairman in September  2004 and became  President and Chief Executive Officer in December 2004
(3)  Dr. Golde passed away in August 2004
(4)  Mr. Higgins resigned from the Board of Directors in December 2004
(5)  Mr. Micati joined the Board of Directors in November 2004
(6)  Mr. Renfro joined the Board of Directors in January 2005
(7)  Mr. Salisbury joined the Board of Directors in May 2005

     During the six-month transition period ended December 31, 2005, the Company recorded the following fees earned:


                                                                                                    # Shares
                                                                               Value             Underlying
                                   Total                   Cash                of Stock             Restricted Stock
      Board Member              Compensation           Compensation          Compensation                 Units
------------------------     -----------------     -------------------    -------------------     --------------------

Goran Ando                        $45,750              $20,750                $25,000                     3,765
Rolf Classon                      56,250                31,250                 25,000                     3,765
Rosina Dixon                      39,500                14,500                 25,000                     3,765
Robert LeBuhn                     59,500                34,500                 25,000                     3,765
Victor Micati                     45,500                20,500                 25,000                     3,765
Phillip Renfro                    51,750                26,750                 25,000                     3,765
Robert Salisbury                  50,000                25,000                 25,000                     3,765
                             -----------------     -------------------    -------------------     --------------------

Totals                          $348,250              $173,250               $175,000                    26,355
                             =================     ===================    ===================     ====================


Directors' Stock Ownership Program

     In October 2000, the Board of Directors implemented a directors' stock ownership program that requires each of the directors to beneficially own Common Stock with a market value of at least $100,000 within two years after the director first joins the Board of Directors. The determination of whether the shares beneficially owned by a director meet the $100,000 minimum market value requirement will be based on the highest average trading price of the Common Stock over any consecutive twenty trading days during the two year period after the director first joins the Board of Directors or the price paid for the Common Stock by the director. Shares of Common Stock underlying options held by the directors will not be counted towards satisfaction of this requirement. The Board of Directors may waive this requirement under certain circumstances. Each of the Company's current directors that have served on the Board of Directors for two years or more meets this requirement.

          INFORMATION CONCERNING THE BOARD AND COMMITTEES OF THE BOARD

Independence of Directors

     The Company's Board of Directors is composed entirely of independent outside directors, with the exception of the Chief Executive Officer. The committees of the Board are also composed entirely of independent outside directors, with the exception of the Executive Committee, of which the Chief Executive Officer is a member.

     The Board has determined that the following directors, comprising all of the directors other than the Chief Executive Officer, are "independent" under current NASDAQ rules: Messrs. Classon, LeBuhn, Micati, Renfro and Salisbury and Drs. Ando and Dixon.

Meetings and Attendance

     The Company's Board of Directors held ten meetings during the fiscal year ended June 30, 2005 and held two meetings during the six-month transition period ended December 31, 2005. Each director attended at least 75% of the total number of meetings of the Board of Directors, and committees of the Board of Directors of which such director was a member, held during each of those periods.

     The independent directors of the Board hold at least two executive sessions each year at which only the independent directors are present. In 2005, the independent directors held two executive sessions. Mr. Micati is the Lead Independent Director and presiding director at these executive sessions for 2006.

     Enzon does not have a policy requiring the directors to attend the annual stockholders' meeting. However, all of the Company's directors in office at the time of our last annual stockholders' meeting attended that meeting. It is expected that all of our directors then in office will attend the 2006 Annual Meeting.

Communications with Directors

     Stockholders may communicate directly with the directors. All communications should be sent in care of the Secretary of Enzon at Enzon's address and should prominently indicate on the outside of the envelope that it is intended for the Board of Directors, for a specific non-employee director or a particular committee of the Board. If no director is specified, the communication will be forwarded to the entire Board.

Standing Committees of the Board of Directors

     Enzon's Board of Directors currently has the following standing committees:
Finance and Audit Committee, Compensation Committee, Governance and Nominating Committee, Executive Committee and Scientific and Technology Committee.

     Finance and Audit Committee. The Finance and Audit Committee currently consists of Messrs. Salisbury (Chairman), Classon, LeBuhn and Renfro. In compliance with audit committee requirements for Nasdaq companies, the Board has determined that all members of the Finance and Audit Committee are independent, as independence is defined in Rule 4200(a)(15) of the National Association Securities Dealers ("NASD") listing standards and Section 10A(m)(3) of the Securities Exchange Act of 1934. Each of the members is able to read and understand financial statements. The Board has determined that the Chairman of the committee, Mr. Salisbury, and two other members of the committee each qualifies as an "audit committee financial expert" as defined in Item 401(h) of Regulation S-K under the Securities Exchange Act of 1934. The primary purpose of the Finance and Audit Committee is to assist the Board of Directors in its oversight responsibilities by monitoring the integrity of the Company's financial reporting process and financial statements, the systems of internal controls and controls over financial reporting, the compliance by the Company with legal and regulatory requirements, and the performance and independence of the Company's independent auditors. The committee meets periodically with management to consider the adequacy of our internal control and the financial reporting process. It also discusses these matters with our independent auditors. The committee reviews our financial statements and discusses them with management and the independent auditors before those financial statements are filed with the Securities and Exchange Commission. The Finance and Audit Committee adopted a written charter during fiscal 2000 and amended its charter in September 2002 and March 2006. A copy of the charter of the Finance and Audit Committee as amended is attached to this Proxy Statement as Appendix A. The Charter may also be found on our website at www.enzon.com. The Finance and Audit Committee held ten meetings during the fiscal year ended June 30, 2005 and eight meetings during the six-month transition period ended December 31, 2005.

     Compensation Committee. The Compensation Committee currently consists of Dr. Ando (Chairman) and Messrs. Classon and Micati. The Board has determined that all members of the Compensation Committee are independent, as independence is defined in Rule 4200(a)(15) of the NASD listing standards. The primary functions of the Compensation Committee are to administer the Company's 1987 Non-Qualified Stock Option Plan and 2001 Incentive Stock Plan, determine the compensation of the Company's officers and senior management, and review compensation policy. The Charter of the Compensation Committee may be found on our website at www.enzon.com. There were five meetings of the Compensation Committee during the fiscal year ended June 30, 2005 and three meetings during the six-month transition period ended December 31, 2005.

     Governance and Nominating Committee. The Governance and Nominating Committee currently consists of Messrs. Renfro (Chairman), Micati and Salisbury. The Board has determined that all of the members of the Governance and Nominating Committee are independent as defined in Rule 4200(a)(15) of the NASD listing standards. This committee reviews and sets corporate governance policy and is responsible for making recommendations to the Board on Board organization and procedures, performance evaluation of the Board and individual directors, and nomination of directors. The Governance and Nominating Committee's Charter may be found on our website at www.enzon.com. There were five meetings of the Governance and Nominating Committee during the fiscal year ended June 30, 2005 and one meeting during the six-month transition period ended December 31, 2005.

     Executive Committee. The Executive Committee currently consists of Mr. Buchalter (Chairman), Dr. Ando, and Messrs. Classon and Micati. In between meetings of the Board of Directors, the Executive Committee exercises the authority and power of the Board to the full extent permitted under Delaware Law.

     Scientific  and  Technology   Committee.   The  Scientific  and  Technology
Committee currently consists of Dr. Ando (Chairman), and Messrs. Micati and Renfro. This committee provides scientific input to the Board of Directors and serves as the liaison between the Company's senior research and development management and the Board of Directors.

                                 CODE OF CONDUCT

     The Board of Directors has adopted a Code of Conduct that is applicable to all of our directors, officers and employees. Any material changes made to the Code of Conduct or any waivers granted to any of our directors and executive officers will be publicly disclosed by the filing of a Current Report on Form 8-K within four business days of such material change or waiver. A copy of our Code of Conduct is available on the Corporate Governance page of our website at www.enzon.com or upon request, without charge, by contacting our Investor Relations Department by calling 908-541-8777 or through an e-mail request to investor@enzon.com.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The current members of our Compensation Committee are Dr. Ando (Chairman) and Messrs. Classon and Micati. There are no interlocks among any of the members of our Compensation Committee and any of our executive officers.

                    BUSINESS EXPERIENCE OF EXECUTIVE OFFICERS

     Set forth below is certain information regarding the executive officers of the Company who do not serve on the Board of Directors.

     Paul S. Davit, age 51, has served as the Company's Executive Vice President, Human Resources since April 2005. Mr. Davit previously served as Enzon's Senior Vice President, Human Resources from January 2004 to April 2005, and Vice President, Human Resources from March 2002 to January 2004. Prior to joining Enzon, Mr. Davit ran a human resources consulting practice from September 2001 to March 2002. From July 1998 to September 2001, Mr. Davit worked at Caliber Associates and he spent over 11 years with Rhone-Poulenc Rorer from October 1986 to May 1998, where he served as Vice President of Human Resources for RPR Gencell, Rhone-Poulenc Rorer's start-up biotechnology division and as Vice President of Human Resources for the North American Pharmaceuticals division. Mr. Davit began his career as a compensation consultant with the Hay Group.

     Ralph del Campo, age 54, has served as the Company's Executive Vice President, Technical Operations since April 2005. Mr. del Campo has over 30 years of diverse industry experience, including serving as Enzon's Senior Vice President, Technical Operations from October 2002 to April 2005. Prior to joining Enzon, Mr. del Campo was the head of the North American operations of Elan Corporation, plc from May 2000 to September 2002. Mr. del Campo also spent over 17 years in various senior operations management positions at Bristol-Myers Squibb.

     Dr. Ivan D. Horak, age 55, has served as the Company's Executive Vice President of Research and Development and Chief Scientific Officer since September 2005. Prior to joining Enzon, Dr. Horak was employed by Immunomedics, Inc. as Executive Vice President of Research and Development from May 2002 until July 2003, and as Chief Scientific Officer from July 2003 to August 2005. Before joining Immunomedics, Dr. Horak was employed by Pharmacia as a Vice President for Clinical Oncology from November 1999 to May 2002, where he helped direct the global development of oncology compounds, including Camptosar(R) for metastatic colorectal cancer. From 1996 to 1999, Dr. Horak held a variety of clinical research positions at Janssen Research Foundation, a subsidiary of the Johnson & Johnson Company, including International Director for Clinical Research and Development, Oncology. Prior to joining Janssen, Dr. Horak spent nine years at the National Cancer Institute where he most recently served as a cancer expert for the Metabolism Branch. In addition to authoring over 60 scientific publications, Dr. Horak is a member of several prominent medical societies and has served on various committees for the American Association for Cancer Research and the International Union Against Cancer. He also serves on the editorial board of the prestigious journal, Cancer Research. He is a fellow of the American College of Physicians. Dr. Horak received his M.D. degree from the University of Komenius, Bratislava, Czechoslovakia.

     Craig A. Tooman, age 40, has served as the Company's Executive Vice President, Finance and Chief Financial Officer since June 2005. Mr. Tooman served as the Company's Executive Vice President, Strategic Planning and Corporate Communications from January 2005 to June 2005, and he retained the duties of that position when he was appointed to the position of Executive Vice President, Finance and Chief Financial Officer. Prior to joining Enzon, from 2002 to 2005, Mr. Tooman served as Senior Vice President of Strategic Planning and Corporate Communications for Ilex Oncology, Inc. Before joining Ilex, Mr. Tooman worked at Pharmacia Corporation where he most recently served as Vice President of Investor Relations from 2000 to 2001. Previously, Mr. Tooman served in various management posts at Pharmacia & Upjohn, including Assistant Vice President of Investor Relations from 1999 to 2000 and Worldwide Director of Investor Relations from 1998 to 1999. Prior to the merger of Pharmacia and Upjohn, Mr. Tooman held various management positions for the Upjohn Company, including assignments in Europe and Japan.

                           SUMMARY COMPENSATION TABLE

     The following table provides a summary of cash and non-cash compensation for each of the last three fiscal years ended June 30, 2005, 2004 and 2003 and the six-month transition period ended December 31, 2005 with respect to the Company's Chief Executive Officer and the Company's next four most highly compensated executive officers for the fiscal year ended June 30, 2005 and the six-month transition period ended December 31, 2005, and two individuals for whom disclosure would have been provided as one of the next four most highly compensated executive officers but for the fact that they were not serving as executive officers of the Company at the end of the last completed fiscal year (the "Named Executive Officers"):

                                                                                                    Long-Term
                                                                                                 Compensation
                                                                                                    Awards
                                                         Annual Compensation          -----------------------------
                                               -----------------------------------      Restricted
                                                                         Other Annual        Stock       Securities
               Name and                                                    Compensation     Awards      Underlying
          Principal Position             Year    Salary($)   Bonus($)       ($)(1)(3)        ($)(2)      Options(#)
-------------------------------------- -------- ---------- ------------ ---------------- ------------- ---------------

Jeffrey H. Buchalter                   2005*    $296,154   $412,500(4)      $229,966(5)  $836,400(8)        300,000
 Chairman of the Board                 2005      260,192    550,000(4)       229,789(5)  1,065,498(8)     1,515,000
 President, Chief Executive Officer

Craig A. Tooman                        2005*     197,308    150,000(4)       201,704(6)    69,700(9)         50,000
 Executive Vice President, Finance     2005      136,904    300,000(4)       101,631(6)   431,250(9)        225,000
 Chief Financial Officer

Ralph del Campo(15)                    2005*     188,462    100,000(4)         7,890       69,700(10)        50,000
 Executive Vice President              2005      331,327    200,000(4)         5,648      104,250(10)        50,000
 Technical Operation

Paul S. Davit(15)                      2005*     161,538     75,000(4)         3,596       69,700(11)        50,000
 Executive Vice President              2005      283,017    175,000(4)         6,115      104,250(11)        50,000
 Human Resources

Ivan D. Horak, M.D.                    2005*     132,404    165,000(4)         -          409,275(12)       235,000
 Executive Vice President
 Research and Development
 and Chief Scientific Officer

Ulrich Grau Ph.D.(16)                  2005*           -          -            -                -                 -
 Chief Scientific Officer              2005      391,227          -          539,602(7)         -                 -
                                       2004      423,942    210,590            4,687      614,875(13)       100,000
                                       2003      400,000    185,000            8,019            -            50,000

Kenneth J. Zuerblis(17)                2005*           -          -            -                -                 -
 Executive Vice President,             2005      314,708          -          617,385(7)         -                 -
 Finance, Chief Financial              2004      319,327    258,560            7,000      514,300(14)       125,000
 Officer and Corporate                 2003      303,235    147,000            6,776            -            50,000
 Secretary

___________________________
*   For the six-month period ended December 31, 2005.

     (1) Excludes perquisites and other personal benefits that in the aggregate do not exceed the lesser of $50,000 or 10% of the Named Executive Officer's total annual salary and bonus.

     (2) Calculated by multiplying the amount of restricted stock by the closing market price on the date of the restricted stock grant.

     (3) Includes annual Company contributions to a 401(k) plan.

     (4) The amounts represent performance bonuses for the fiscal year ended June 30, 2005 and the six months ended December 31, 2005. Mr. Buchalter's bonus for the fiscal year ended June 30, 2005 includes a guaranteed minimum bonus of $412,500 payable under his employment agreement. Mr. Tooman's bonus includes a $125,000 sign-on bonus paid in January 2005. Dr. Horak's bonus includes a $100,000 sign-on bonus paid in September 2005 and a performance bonus for the six months ended December 31, 2005.

     (5) The amounts include reimbursements related to Mr. Buchalter's temporary living and relocation expenses of $215,539 for the fiscal year ended June 30, 2005 and $186,649 for the six months ended December 31, 2005.

     (6) The amounts include reimbursements related to Mr. Tooman's temporary living and relocation expense of $87,381 for the fiscal year ended June 30, 2005 and $188,586 for the six months ended December 31, 2005.

     (7) Amounts include payments made to Dr. Grau and Mr. Zuerblis in accordance with their respective Separation Agreements and annual Company contributions to a 401(k) plan. For additional information on the Separation Agreements, see "Employment and Separation Agreements."

     (8) Amount represents an award of 75,000 shares of restricted stock granted on December 22, 2004, an award of 3,234 restricted stock units granted on September 28, 2004 and an award of 120,000 restricted stock units granted on November 23, 2005. Mr. Buchalter's 75,000 shares of restricted stock and 120,000 restricted stock units vest as to 30% of the shares on the third anniversary of the grant date, 30% on the fourth anniversary of the grant date, and 40% on the fifth anniversary of the grant date. Mr. Buchalter's 3,234 restricted stock units vest as to one-third of the shares on the first anniversary of the grant date, one-third of the shares on the second anniversary of the grant date, and one-third of the shares on the third anniversary of the grant date. Mr. Buchalter's shares of restricted stock and restricted stock units had an aggregate value of $507,000 as of June 30, 2005 and an aggregate value of $1,467,000 as of December 31, 2005.

     (9) Amount represents awards of 25,000 shares of restricted stock granted on January 5, 2005, 15,000 restricted stock units granted on May 12, 2005 and 10,000 restricted stock units granted on November 23, 2005. Mr. Tooman's restricted stock and restricted stock units vest as to 30% of the shares on the third anniversary of the grant date, 30% on the fourth anniversary of the grant date, and 40% on the fifth anniversary of the grant date. As of June 30, 2005, Mr. Tooman's restricted stock and restricted stock units had an aggregate value of $259,000 and an aggregate value of $370,000 as of December 31, 2005.

     (10) Amount represents awards of 15,000 restricted stock units granted on May 12, 2005 and 10,000 restricted stock units granted on November 23, 2005. Mr. del Campo's restricted stock units vest as to 30% of the shares on the third anniversary of the grant date, 30% on the fourth anniversary of the grant date, and 40% on the fifth anniversary of the grant date. As of June 30, 2005, Mr. del Campo's restricted stock units had an aggregate value of $97,000 and an aggregate value of $185,000 as of December 31, 2005.

     (11) Amount represents awards of 15,000 restricted stock units granted on May 12, 2005 and 10,000 restricted stock units granted on November 23, 2005. Mr. Davit's restricted stock units vest as to 30% of the shares on the third anniversary of the grant date, 30% on the fourth anniversary of the grant date, and 40% on the fifth anniversary of the grant date. As of June 30, 2005, Mr. Davit's restricted stock units had an aggregate value of $97,000 and an aggregate value of $185,000 as of December 31, 2005.

     (12) Amount represents awards of 50,000 restricted stock units granted on September 2, 2005, pursuant to his employment agreement and 7,500 restricted stock units granted on November 23, 2005. Dr. Horak's restricted stock units vest as to 30% of the shares on the third anniversary of the grant date, 30% on the fourth anniversary of the grant date, and 40% on the fifth anniversary of the grant date. As of December 31, 2005, Dr. Horak's restricted stock units had an aggregate value of $426,000.

     (13) Amount represents awards of 40,000 shares of restricted stock granted on December 5, 2003 and 12,500 restricted stock units granted on February 6, 2004. Dr. Grau's shares of restricted stock and restricted stock units were cancelled in March 2005 in accordance with his Separation Agreement.

     (14) Amount represents awards of 12,500 restricted stock units granted on February 6, 2004 and 27,500 shares of restricted stock granted on June 14, 2004. Mr. Zuerblis' restricted stock vested as to 100% of the shares and his restricted stock units were cancelled upon his resignation in April 2005 in accordance with his Separation Agreement. As of June 30, 2005, Mr. Zuerblis' shares of restricted stock had an aggregate value of $178,000.

     (15) In April 2005, Messrs. del Campo and Davit were named as executive officers of the Company.

     (16) In November 2004, the Company entered into a separation agreement with Dr. Grau in connection with his decision to voluntarily resign as the Company's Chief Scientific Officer.

     (17) In April 2005, the Company entered into a separation agreement with Mr. Zuerblis in connection with his decision to voluntarily resign from his position as the Company's Executive Vice President, Finance and Chief Financial Officer.



                    OPTION GRANTS DURING LAST FISCAL YEAR AND
                    SIX-MONTH PERIOD ENDED DECEMBER 31, 2005

     The following table contains information concerning the grant of stock options under the Company's stock option plans to the Named Executive Officers during the fiscal year ended June 30, 2005:

                                           Individual Grants
                        -------------------------------------------------------
                                         % of Total
                                           Options                                Potential Realizable Value at
                          Number of        Options                                Assumed Annual Rates of Stock
                          Securities     Granted to     Exercise                   Price Appreciation for Option
                          Underlying      Employees     or Base                                   Term(2)
                           Options           in         Price (1)   Expiration  -----------------------------------
          Name             Granted      Fiscal Year    ($/Share)       Date        0%($)      5%($)       10%($)
-----------------------   ---------     ------------    ---------    -------    --------    ---------   ----------

Jeffrey H. Buchalter        40,000(3)      1.69%           15.46       9/28/2014    --       388,908      985,570
                           725,000(3)     30.70%           13.54      12/22/2014    --     6,173,544   15,644,973
                           750,000(3)     31.76%            6.95       5/12/2015    --     3,278,113    8,307,382

Paul S. Davit               50,000(4)      2.12%            6.95       5/12/2015    --       218,541      553,826

Ralph del Campo             50,000(5)      2.12%            6.95       5/12/2015    --       218,541      553,826

Craig A. Tooman             125,000(6)      5.29%           13.08        1/5/2015    --     1,028,243   2,605,769
                             50,000(6)      2.12%            6.95       5/12/2015    --       218,541     553,826
                             50,000(6)      2.12%            5.73       6/10/2015    --       179,991     456,025


          (1) All options were granted at an exercise price that equaled or exceeded the fair value of the Common Stock on the date of grant, as determined by the last sale price as reported on the Nasdaq National Market.

          (2) The amounts set forth in the three columns represent hypothetical gains that might be achieved by the optionees if the respective options are exercised at the end of their terms. These gains are based on assumed rates of stock price appreciation of 0%, 5% and 10% compounded annually from the dates the respective options were granted. The 0% appreciation column is included because the options were granted with exercise prices which equaled or exceeded the market price of the underlying Common Stock on the date of grant, and thus will have no value unless the Company's stock price increases above the exercise prices.

          (3) In September 2004, Mr. Buchalter was granted an option to purchase 40,000 shares of the Company's Common Stock for an exercise price of $15.46 per share upon his joining the Board of Directors. The vesting of these options was accelerated and they became exercisable in April 2005 in connection with the acceleration of vesting, in April 2005, of all out of the money options to purchase shares of the Company's Common Stock. In December 2004, Mr. Buchalter was granted an option to purchase 725,000 shares of the Company's Common Stock at an exercise price of $13.54, pursuant to his employment agreement. The vesting of these options was accelerated and they became exercisable in April 2005 in connection with the acceleration of vesting, in April 2005, of all out of the money options to purchase shares of the Company's Common Stock. In May 2005, Mr. Buchalter was granted an option to purchase 750,000 shares of the Company's Common Stock for an exercise price of $6.95. The vesting of these options was accelerated and they became exercisable in June 2005 in connection with the acceleration of vesting, in June 2005, of all options held by Company officers.

          (4) In May 2005, Mr. Davit was granted an option to purchase 50,000 shares of the Company's Common Stock for an exercise price of $6.95. The vesting of these options was accelerated and they became exercisable in June 2005 in connection with the acceleration of vesting, in June 2005, of all options held by Company officers.

          (5) In May 2005, Mr. del Campo was granted an option to purchase 50,000 shares of the Company's Common Stock for an exercise price of $6.95. The vesting of these options was accelerated and they became exercisable in June 2005 in connection with the acceleration of vesting, in June 2005, of all options held by Company officers.

          (6) In January 2005, Mr. Tooman was granted an option to purchase 125,000 shares of the Company's Common Stock for an exercise price of $13.08 pursuant to his employment agreement. The vesting of these options was accelerated and they became exercisable in April 2005 in connection with the acceleration of vesting, in April 2005, of all out of the money options to purchase shares of the Company's Common Stock. In May 2005, Mr. Tooman was granted an option to purchase 50,000 shares of the Company's Common stock at an exercise price of $6.95. The vesting of these options was accelerated and they became exercisable in June 2005 in connection with the acceleration of vesting, in June 2005, of all options held by Company officers. In June 2005, Mr. Tooman was granted an option to purchase 50,000 shares of the Company's Common Stock at an exercise price of $5.73 pursuant to his appointment as Executive Vice President, Finance and Chief Financial Officer. The vesting of these options was accelerated and they became exercisable in June 2005 in connection with the acceleration of vesting, in June 2005, of all options held by Company officers.

     The following table contains information concerning the grant of stock options under the Company's stock option plans to the Named Executive Officers during the six-month transition period ended December 31, 2005:

                                           Individual Grants
                        -------------------------------------------------------
                                        % of Total
                                          Options
                           Number of      Granted to                              Potential Realizable Value at
                          Securities     Employees     Exercise                  Assumed Annual Rates of Stock
                          Underlying      in Six-      or Base                    Price Appreciation for Option
                           Options         Month       Price (1)    Expiration               Term(2)
          Name            Granted         Period       ($/Share)       Date       0%($)       5%($)        10%($)
-----------------------   ----------    ----------      -------       ------     -------    --------     --------

Jeffrey H. Buchalter       300,000(3)     31.30%          6.97      11/23/2015     -       1,315,019   3,332,515

Paul S. Davit               50,000(4)      5.22%          6.97      11/23/2015     -         219,170     555,419

Ralph del Campo             50,000(4)      5.22%          6.97      11/23/2015     -         219,170     555,419

Ivan D. Horak, M.D.        200,000(5)     20.87%          7.14        9/2/2015     -         898,062   2,275,864
                            35,000(4)      3.65%          6.97      11/23/2015     -         153,419     388,794

Craig A. Tooman             50,000(4)      5.22%          6.97      11/23/2015     -         219,170     555,419


          (1) All options were granted at an exercise price that equaled or exceeded the fair value of the Common Stock on the date of grant, as determined by the last sale price as reported on the Nasdaq
               National Market.

          (2) The amounts set forth in the three columns represent hypothetical gains that might be achieved by the optionees if the respective options are exercised at the end of their terms. These gains are based on assumed rates of stock price appreciation of 0%, 5% and 10% compounded annually from the dates the respective options were granted. The 0% appreciation column is included because the options were granted with exercise prices which equaled or exceeded the market price of the underlying Common Stock on the date of grant, and thus will have no value unless the Company's stock price increases above the exercise prices.

                                       13

          (3)  Of the 300,000  shares  granted,  96,000  vested on November  23,
               2005, and 51,000 will vest on each of November 23, 2006, November
               23, 2007,  November 23, 2008 and November 23, 2009 so long as Mr.
               Buchalter remains an employee of the Company on those dates.

          (4) The option vests in four equal annual installments beginning on November 23, 2006.


          (5) The option vests in four equal annual installments beginning on September 2, 2006.

                  OPTION EXERCISES DURING LAST FISCAL YEAR AND
            SIX-MONTHS ENDED DECEMBER 31, 2005 AND PERIOD-END VALUES

     The following table sets forth the information with respect to the Named Executive Officers concerning the exercise of options during the fiscal year ended June 30, 2005 and unexercised options held as of June 30, 2005.

                                                          Number of Securities          Value of Unexercised
                                                         Underlying Unexercised         In-the-Money Options
                                                         Options at FY-End (#)            at FY-End($)(1)
                        Shares Acquired    Value         -----------------------    ---------------------------
          Name          On Exercise (#) Realized ($) Exercisable   Unexercisable   Exercisable   Unexercisable
------------------      --------------  -----------     --------   ------------    -----------  ---------------
Jeffrey H. Buchalter            -         -           1,515,000       -                  -           -

Paul S. Davit                   -         -             190,000       -                  -           -

Ralph del Campo                  -        -             210,000       -                  -           -

Craig A. Tooman                  -        -             225,000       -               $37,500        -

     (1) Based upon a market value of our common stock of $6.48 per share, as determined by the last sale price as reported on the Nasdaq National
          Market on June 30, 2005. If the exercise price is equal to or greater than such last sale price, the option is deemed to have no value.

     The following  table sets forth the  information  with respect to the Named
Executive Officers concerning the exercise of options during the six-month transition period ended December 31, 2005 and unexercised options held as of December 31, 2005.

                                                          Number of Securities          Value of Unexercised
                                                         Underlying Unexercised         In-the-Money Options
                                                           Options at Six-Month       at Six-Month Period-End
                                                             Period-End (#)                 ($)(1)
                        Shares Acquired    Value         ---------------------        -----------------------
          Name          On Exercise (#) Realized ($) Exercisable   Unexercisable   Exercisable   Unexercisable
-----------------       --------------  -----------   ---------    -------------   -----------  --------------
Jeffrey H. Buchalter          -              -        1,611,000       204,000        $378,780       $87,720

Paul S. Davit                 -              -          190,000        50,000          22,500        21,500

Ralph del Campo               -              -          210,000        50,000          22,500        21,500

Ivan D. Horak, M.D.           -              -                -       235,000               -        67,050

Craig A. Tooman               -              -          225,000        50,000         106,000        21,500

     (1) Based upon a market value of our common stock of $7.40 per share, as determined by the last sale price as reported on the Nasdaq National
          Market on December 30, 2005. If the exercise price is equal to or greater than such last sale price, the option is deemed to have no value.

                      EMPLOYMENT AND SEPARATION AGREEMENTS

Jeffrey H. Buchalter

     In December 2004, we entered into an employment agreement with Jeffrey H. Buchalter, the Chairman of our Board of Directors, pursuant to which Mr. Buchalter will serve as our President and Chief Executive Officer. The initial term of the employment agreement will expire no earlier than December 31, 2009 and no later than twelve months after either party gives notice to the other that such party does not wish for the agreement to continue beyond such twelve-month period (a "notice of non-renewal").

     The agreement provides for a base salary of $550,000 per year, subject to increase, and participation in Enzon's bonus plan for management. Under the bonus plan, Mr. Buchalter will be eligible to receive an annual performance-based cash bonus in an amount between zero and 200% of base salary, based on individual and/or corporate factors to be established and determined by the Board of Directors each year. The annual target bonus is equal to 100% of Mr. Buchalter's base salary. For the fiscal year ended June 30, 2005, Mr. Buchalter's bonus included a guaranteed minimum bonus in the amount of $412,500. As of April 1, 2006, Mr. Buchalter's base salary was increased to $700,000 per year.

     Under the agreement, Mr. Buchalter was granted an option under our 2001 Incentive Stock Plan to purchase 725,000 shares of our Common Stock at a per share exercise price of $13.54 (the last reported sale price of our common stock on December 22, 2004, the date of grant). This option vested and became exercisable in April 2005 in connection with the acceleration of vesting, in April 2005, of all out of the money options to purchase shares of the Company's Common Stock. Mr. Buchalter also received 75,000 shares of restricted Common
Stock, 22,500 of which shares will vest on each of the third and fourth anniversaries of the date of grant and the remaining 30,000 of which shares will vest on the fifth anniversary of the date of grant, provided Mr. Buchalter remains employed by us on each such date.

     In the event Mr. Buchalter's employment is terminated by us without cause (as defined in the employment agreement) or terminated by Mr. Buchalter for good reason (as defined in the employment agreement), Mr. Buchalter will be entitled to (i) a cash payment equal to any unpaid base salary through the date of termination plus any earned bonus relating to the preceding fiscal year that remains unpaid on the date of termination plus (ii) a lump sum cash payment equal to four times his annual base salary plus a pro rata portion of his target bonus for the period worked during the fiscal year in which the termination occurs. In addition, we will reimburse Mr. Buchalter for any medical and dental coverage available to him and his family for a period of up to 18 months commencing on the date of termination, and all options and shares of restricted stock described above that have not vested at the time of termination will vest immediately upon termination.

     If we experience a change of control (as defined in Mr. Buchalter's employment agreement) and we terminate Mr. Buchalter's employment without cause or he terminates his employment for good reason within the period commencing 90 days before such change of control and ending two years after the change of control, Mr. Buchalter will be entitled to (i) a cash payment equal to any unpaid base salary through the date of termination plus any earned bonus relating to the preceding fiscal year that remains unpaid on the date of termination plus (ii) a lump sum cash payment equal to six times his annual base salary plus a pro rata portion of his target bonus for the period worked during the fiscal year in which the termination occurs. In addition, we will reimburse Mr. Buchalter for any medical and dental coverage available to him and his family for a period of up to 18 months commencing on the date of termination. Further, upon a change of control any of Mr. Buchalter's options to purchase Common Stock and shares of restricted stock described above that have not vested immediately prior to the effective date of the change of control shall vest at such time.

     If any payments or compensation received by Mr. Buchalter in connection with a change of control are subject to an excise tax under Section 4999 of the Internal Revenue Code, we will be obligated to make additional payments to Mr. Buchalter equal to any such tax liability he may incur.

     Mr. Buchalter's employment agreement requires him to maintain the confidentiality of our proprietary information during the term of his agreement and thereafter. Mr. Buchalter is precluded from competing with us during the term of his employment agreement and for two years after his employment is terminated (one year if the termination occurs pursuant to a notice of nonrenewal from us).

Craig A. Tooman

     In January 2005, we entered into an employment agreement with Craig A. Tooman, pursuant to which Mr. Tooman was appointed our Executive Vice President, Strategic Planning and Corporate Communications. In June 2005, Mr. Tooman's employment agreement was amended in connection with his appointment to the position of Executive Vice President, Finance and Chief Financial Officer, while retaining his duties and responsibilities as Executive Vice President, Strategic Planning and Corporate Communications. The employment agreement, as amended, will be effective until June 10, 2008, subject to automatic renewal for an additional twenty-four months.

     The amended agreement provides for a base salary of $365,000 per year, subject to increase, and participation in Enzon's bonus plan for management. Under the bonus plan, Mr. Tooman will be eligible to receive an annual performance-based cash bonus in an amount between zero and 82.5% of base salary, based on individual and/or corporate factors to be established and determined by the Board of Directors each year. The annual target bonus is equal to 50% of Mr. Tooman's base salary. Within five days of the commencement of Mr. Tooman's employment, he received a sign-on cash bonus in the amount of $125,000. As of April 1, 2006, Mr. Tooman's base salary was increased to $400,000. The Compensation Committee has set Mr. Tooman's 2006 annual cash bonus target at 60% of base salary, subject to a maximum cash bonus of 120% of base salary.

     Pursuant to the agreement, Mr. Tooman was granted an option under our 2001 Incentive Stock Plan to purchase 125,000 shares of our Common Stock at a per share exercise price of $13.08 (the last reported sale price of our common stock on January 5, 2005, the date of grant). These options vested and became exercisable in April 2005 in connection with the acceleration of vesting, in April 2005, of all out of the money options to purchase shares of the Company's Common Stock. Mr. Tooman also received 25,000 shares of restricted Common Stock, 7,500 of which shares will vest on each of the third and fourth anniversaries of the date of grant and the remaining 10,000 shares will vest on the fifth anniversary of the date of grant, provided Mr. Tooman remains employed by the Company on each such date. In connection with Mr. Tooman's appointment to the position of Executive Vice President, Finance and Chief Financial Officer, he was granted an option to purchase 50,000 shares of Common Stock at a per share exercise price of $5.73 per share (the last reported sale price of our common stock on June 10, 2005, the date of grant). The option vested and became exercisable in June 2005 in connection with the acceleration of vesting, in June 2005, of all options held by Company officers.

     In the event Mr. Tooman's employment is terminated by us without cause (as defined in the employment agreement) or terminated by Mr. Tooman for good reason (as defined in the employment agreement), Mr. Tooman will be entitled to (i) a cash payment equal to any unpaid base salary through the date of termination plus any earned bonus relating to the preceding fiscal year that remains unpaid on the date of termination; (ii) a cash payment equal to one year of his base salary plus a cash payment equal to the target bonus which would have been payable for the fiscal year which commences immediately following the date of his termination and (iii) a cash payment equal to a pro rata portion of his target bonus for the fiscal year during which the termination occurs. In addition, we will reimburse Mr. Tooman for any medical and dental coverage available to him and his family for a period of up to 18 months commencing on the date of termination, and all options and shares of restricted stock described above that have not vested at the time of termination will vest immediately upon termination.

     If we experience a change of control (as defined in Mr. Tooman's employment agreement) and we terminate Mr. Tooman's employment without cause or he terminates his employment for good reason within the period commencing 90 days before such change in control and ending one year after the change of control, Mr. Tooman will be entitled to (i) a cash payment equal to any unpaid base salary through the date of termination plus any earned bonus relating to the preceding fiscal year that remains unpaid on the date of termination; (ii) a cash payment equal to two times the sum of his base salary and target bonus for the fiscal year in which the termination occurs and (iii) a cash payment equal to a pro rata portion of his target bonus for the fiscal year during which the termination occurs. In addition, we will reimburse Mr. Tooman for any medical and dental coverage available to him and his family for a period of up to 18 months commencing on the date of termination. Further, upon a change of control any of Mr. Tooman's options to purchase Common Stock and shares of restricted Common Stock that have been granted to him, but not yet vested, prior to the effective date of the change of control shall vest at such time.

     Mr. Tooman's employment agreement requires him to maintain the confidentiality of our proprietary information during the term of his agreement and thereafter. Mr. Tooman is precluded from competing with us during the term of his employment agreement and for one year after his employment is terminated.

Paul S. Davit

     In May 2004, we entered into an amended and restated severance agreement with Mr. Davit, then the Company's Senior Vice-President, Human Resources, the initial term of which expired on December 31, 2004, with an automatic renewal for an additional twelve months in January of each year, unless the Company provides notice of non-renewal by September 30 of the preceding year. Notwithstanding such notice by the Company not to extend, in the event that there occurs, during the term, a change in control (as defined in Mr. Davit's agreement), the agreement shall then continue in effect for a period of twelve months beyond the date of such change of control.

     In the event Mr. Davit's employment is terminated by us without cause (as defined in Mr. Davit's agreement), or by Mr. Davit for good reason (as defined in Mr. Davit's agreement) Mr. Davit will be entitled to: (i) a cash payment equal to his annual base salary through the date of termination, and (ii) a cash payment equal to the target bonus which would be payable for the fiscal year during which such termination occurs. If we experience a change of control and we terminate Mr. Davit's employment without cause or he terminates his employment for good reason within the period commencing 90 days before such change of control and ending one year after the change of control, Mr. Davit will be entitled to (i) a cash payment equal to one and one half times his annual base salary, (ii) a cash payment equal to one and one half times the target bonus which would be payable for the fiscal year in which such termination occurs, (iii) reimbursement for any medical and dental coverage available to Mr. Davit and any family member for a period of up to eighteen months commencing on the date of termination, (iv) all options to acquire shares of the Company shall fully vest prior to the effective date of the change in control, and any options not exercised prior to the effective date of the change in control shall terminate as of the effective date, and (v) all shares of restricted stock and/or restricted stock units will fully vest.

     Upon entering into this agreement, Mr. Davit's change of control agreement that had previously been in effect was terminated.

Ralph del Campo

     In May 2004, we entered into an amended and restated severance agreement with Mr. del Campo, then the Company's Senior Vice-President, Operations, the initial term of which expired on December 31, 2004, with an automatic renewal for an additional twelve months in January of each year, unless the Company provides notice of non-renewal by September 30 of the preceding year. Notwithstanding such notice by the Company not to extend, in the event that there occurs, during the term, a change in control (as defined in Mr. del Campo's agreement), the agreement shall then continue in effect for a period of twelve months beyond the date of such change of control.

     In the event Mr. del Campo's employment is terminated by us without cause (as defined in Mr. del Campo's agreement), or by Mr. del Campo for good reason (as defined in Mr. del Campo's agreement) Mr. del Campo will be entitled to: (i) a cash payment equal to his annual base salary through the date of termination, and (ii) a cash payment equal to the target bonus which would be payable for the fiscal year during which such termination occurs. If we experience a change of control and we terminate Mr. del Campo's employment without cause or he terminates his employment for good reason within the period commencing 90 days before such change of control and ending one year after the change of control, Mr. del Campo will be entitled to (i) a cash payment equal to one and one half times his annual base salary, (ii) a cash payment equal to one and one half times the target bonus which would be payable for the fiscal year in which such termination occurs (iii) reimbursement for any medical and dental coverage available to Mr. del Campo and any family member for a period of up to eighteen months commencing on the date of termination, (iv) all options to acquire shares of the Company shall fully vest prior to the effective date of the change in control, and any options not exercised prior to the effective date of the change in control shall terminate as of the effective date, and (v) all shares of restricted stock and/or restricted stock units will fully vest.

     Upon entering into this agreement, Mr. del Campo's change of control agreement that had previously been in effect was terminated.

Ivan D. Horak, M.D.

     In September 2005, we entered into an employment agreement with Ivan D. Horak, pursuant to which Dr. Horak was appointed our Executive Vice President, Research and Development and Chief Scientific Officer. The employment agreement will be effective until September 2, 2009, subject to automatic renewal for an additional twenty-four months.

     The agreement provides for a base salary of $425,000 per year, subject to increase, and participation in Enzon's bonus plan for management. Under the bonus plan, Dr. Horak will be eligible to receive an annual performance-based cash bonus in an amount between zero and 82.5% of base salary, based on individual and/or corporate factors to be established and determined by the Board of Directors each year. The annual target bonus is equal to 50% of Dr. Horak's base salary. Within five days of the commencement of Dr. Horak's employment, he received a sign-on cash bonus in the amount of $100,000. As of April 1, 2006, Dr. Horak's base salary was increased to $475,000. The Compensation Committee has set Dr. Horak's 2006 annual cash bonus target at 60% of base salary, subject to a maximum cash bonus of 120% of base salary.

     Pursuant to the agreement, Dr. Horak was granted an option under our 2001 Incentive Stock Plan to purchase 200,000 shares of our Common Stock at a per share exercise price of $7.14 (the last reported sale price of our common stock on September 2, 2005, the date of grant). One-quarter of the options will vest on each of the first four anniversaries of the grant. Dr. Horak also received 50,000 shares of restricted Common Stock, 15,000 of which shares will vest on each of the third and fourth anniversaries of the date of grant and the remaining 20,000 shares will vest on the fifth anniversary of the date of grant, provided Dr. Horak remains employed as our Executive Vice President and Chief Scientific Officer on each such date.

     In the event Dr. Horak's employment is terminated by us without cause (as defined in the employment agreement) or terminated by Dr. Horak for good reason (as defined in the employment agreement), Dr. Horak will be entitled to (i) a cash payment equal to any unpaid base salary through the date of termination plus any earned bonus relating to the preceding fiscal year that remains unpaid on the date of termination; (ii) a cash payment equal to one year of his base salary plus a cash payment equal to the target bonus which would have been payable for the fiscal year which commences immediately following the date of his termination and (iii) a cash payment equal to a pro rata portion of his target bonus for the fiscal year during which the termination occurs. In addition, we will reimburse Dr. Horak for any medical and dental coverage available to him and his family for a period of up to 18 months commencing on the date of termination, and all options and shares of restricted stock described above that have not vested at the time of termination will vest immediately upon termination.

     If we experience a change of control (as defined in the employment agreement) and we terminate Dr. Horak's employment without cause or he terminates his employment for good reason (as defined in the employment agreement) within the period commencing 90 days before such change in control and ending one year after the change of control, Dr. Horak will be entitled to
(i) a cash payment equal to any unpaid base salary through the date of termination plus any earned bonus relating to the preceding fiscal year that remains unpaid on the date of termination; (ii) a cash payment equal to two times the sum of his base salary and target bonus for the fiscal year in which the termination occurs and (iii) a cash payment equal to a pro rata portion of his target bonus for the fiscal year during which the termination occurs. In addition, we will reimburse Dr. Horak for any medical and dental coverage available to him and his family for a period of up to 18 months commencing on the date of termination. Further, upon a change of control any of Dr. Horak's options to purchase Common Stock and shares of restricted Common Stock that have been granted to him, but not yet vested, prior to the effective date of the change of control shall vest at such time.

     Dr. Horak's employment agreement requires him to maintain the confidentiality of our proprietary information during the term of his agreement and thereafter. Dr. Horak is precluded from competing with us during the term of his employment agreement and for one year after his employment is terminated.

Kenneth J. Zuerblis

     In April 2005, we entered into a separation agreement with Kenneth Zuerblis. Under the separation agreement, Mr. Zuerblis voluntarily resigned as Executive Vice President, Finance and Chief Financial Officer effective April 21, 2005. Pursuant to the Separation Agreement, Mr. Zuerblis received a cash payment equal to his annual base salary of $320,000, a cash payment equal to the pro rata amount of his annual target bonus for the fiscal year 2005 (which was 50% of his base salary) or $133,000, and a cash payment equal to his annual target bonus for fiscal year 2006 or $160,000. All options to acquire shares in the Company held by Mr. Zuerblis as of the separation date vested and shall remain exercisable after such date in accordance with the terms of the relevant plans and granting instruments (to the extent any provision of this agreement conflicts with any provision of any stock option plan or agreement between the Company and Mr. Zuerblis, the provisions of the Separation Agreement shall take precedence). In addition, the period of time he has to exercise certain of his options was extended to 18 months; the vesting of some of his options and restricted stock were accelerated; and he will be reimbursed for his medical insurance premiums for up to 36 months.


Dr. Ulrich Grau

     In November 2004, we entered into a Separation Agreement with Dr. Grau. Dr. Grau voluntarily resigned as Executive Vice President and Chief Scientific Officer effective March 31, 2005. Pursuant to the Separation Agreement, Dr. Grau's received a cash payment equal to nine months of his base salary or $334,000 as well as a cash payment of 90% his annual target bonus for fiscal year 2005 (50% of base salary) payable in August 2005 of $200,250.

     At the time of Dr. Grau's resignation, none of the shares of restricted stock or restricted stock units granted had vested. At that time, all unvested shares of restricted Common Stock and all unvested options to purchase Common Stock were canceled. All options to purchase Common Stock granted under the Company's Non-Qualified Stock Plan that had vested by his resignation date remained outstanding and exercisable until October 2005. All options to purchase Common Stock under the Company's Incentive Stock Plan that had vested by his resignation date shall remain outstanding and exercisable until March 2006.

     Dr. Grau's separation agreement requires him to comply with a non-compete covenant of up to two years with respect to certain technologies and compounds.

Share Ownership Guidelines for Senior Management

     In July 2005, the Board of Directors approved share ownership guidelines for our senior management. These guidelines are applicable to the Chief Executive Officer, Executive Officers and other Vice President level employees. Under the share ownership guidelines, members of senior management are encouraged to acquire and maintain share holdings in the Company's Common Stock in amounts expressed as a multiple of base salary. The guidelines provide for a four-year window within which the share ownership level is to be achieved. These ownership guidelines are designed to further align executive ownership, long-term strategic thinking and compensation programs to Company performance and the interests of its stockholders.

         The following multiples of base salary apply:

          o    three times base salary for the Chief Executive Officer;

          o    two times base salary for Executive Officers; and

          o    two times base salary for other Vice President level employees.

         The following will be counted in determining share ownership:

          o    shares purchased on the open market;

          o    shares  owned   jointly  with  or  separately  by  spouse  and/or
               children;

          o    shares held by the individual in the Company's 401(k) plan;

          o    shares obtained through stock option exercise;

          o    restricted stock or restricted stock units; and

          o vested and "in the money" unexercised options, provided that these shares may not exceed 50% of the requirement total.

Executive Deferred Compensation Plan

     The Executive Deferred Compensation Plan (the "Plan") provides a select group of management or highly compensated employees of the Company with the opportunity to defer the receipt of certain cash compensation. Effective January 1, 2005, the Plan was amended and restated to comply with the deferred compensation provisions in the American Jobs Creation Act of 2004, and the restated Plan applies to all deferrals that relate entirely to services performed on or before December 31, 2004 (i.e., with respect to compensation that was earned and vested as of December 31, 2004) and deferrals which relate all or in part to services performed on or after January 1, 2005.

     The obligations of the Company under the Plan (the "Deferred Compensation Obligations") shall be that of an unfunded and unsecured promise of the Company to pay money in the future to participating eligible employees (the "Participants") in accordance with the terms of the Plan from the general assets of the Company, and will rank pari passu with other unsecured and unsubordinated indebtedness of the Company from time to time outstanding.


     Each Participant may elect to defer under the Plan all or a portion of his or her base salary and/or annual incentive compensation that may otherwise be payable in a calendar year. In addition, the committee administering the Plan may, in its sole discretion, award non-elective deferred compensation to a Participant. Any credit of non-elective deferred compensation will vest in accordance with the schedule determined by the committee and shall be distributed in a manner consistent with the election last made by the particular Participant.

     A Participant's compensation deferrals are credited to the Participant's bookkeeping account ("Account") maintained under the Plan. A Participant shall allocate his or her Account among the deemed investment options available under the Plan from time to time. Amounts credited to Participants' Accounts for each year are adjusted for earnings or losses based on the investment options elected by the Participant. The Company is not obligated to actually invest any deferred amounts in those investment options. Each Participant's Account is credited on a daily basis with a deemed rate of interest and/or earnings or losses depending upon the investment performance of the deemed investment option.

     The Participant may generally elect the time and manner of payment of the Deferred Compensation Obligations. At the election of the Participant, payment of the Deferred Compensation Obligations may be made in a lump sum or in substantially equal annual installments (subject to a maximum of ten (10) annual installments). The time for payment elected by the Participant shall be a date certain at the time of election or the date of the Participant's separation from service, provided that such specified date shall actually occur on or prior to the Participant's separation from service, disability or death or a change in control of the Company. In the event of a change in control of the Company in accordance with the terms of the Plan, payments will be made in the form of a lump sum.

     Neither a Participant, nor any other person, shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey any amounts payable under the Plan in advance of the actual receipt of such amounts.

     The Deferred Compensation Obligations are not subject to redemption, in whole or in part, prior to the individual payment dates selected by the Participants, except that Participants may withdraw all or a portion of the value of their Plan accounts under certain specified circumstances and certain mandatory lump sum distributions may be made. The Company reserves the right to amend or terminate the Plan at any time, provided that, except as otherwise provided in the Plan, no amendment shall decrease the benefits to a Participant on compensation deferred prior to the date of the amendment without the consent of the Participant.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Ownership of and transactions in the Company's Common Stock by executive officers and directors of the Company and owners of 10% or more of the Company's outstanding Common Stock are required to be reported to the Securities and Exchange Commission pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended. Based solely on the Company's review of such reports and written representations from certain reporting persons, during the six-month transition period ended December 31, 2005, all such reports were filed in a timely manner except as follows: Messrs. Classon, LeBuhn, Micati, Renfro, Salisbury and Drs. Ando and Dixon were late in filing Form 4s relating to restricted stock units granted to each of them on July 1, 2005. The Form 4s were subsequently filed on September 8, 2005.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     During the fiscal year ended June 30, 2005 and the six-month transition period ended December 31, 2005, the Compensation Committee of the Board of Directors consisted of at least three non-employee directors all of whom are independent under Rule 4200(a)(15) of the NASD Listing Standards. The Compensation Committee determines all compensation paid or awarded to the Company's executive officers, including the Named Executive Officers in the Summary Compensation Table.

Compensation Philosophy

     The philosophy of our compensation programs is to enhance the Company's performance and stockholder value by aligning the financial interests of the Company's senior managers with those of its stockholders, while keeping the overall compensation package competitive. The compensation package for officers includes a number of components. The package is designed to align individual compensation with the short-term and long-term performance of the Company and is based on the following principles:

          o Pay for the achievement of business and strategic objectives, as measured by the Company's financial and operating performance, as well as individual strategic, management and development goals.

          o Pay competitively, with compensation set at levels that will attract and retain key employees. The Company regularly reviews compensation surveys of companies in the biopharmaceutical industry and sets compensation levels based on the results of these reviews.

          o Align compensation with the interests of stockholders through equity.

     The compensation package for each of the Named Executive Officers as well as other officers who are members of the Company's executive staff consists of four elements: (1) base salary, (2) annual performance-based incentive, (3) stock incentive programs, and (4) various other benefits. More specific information on each of these elements follows.

Base Salary

     The Compensation Committee aims to set base salaries at levels that are competitive with those paid to senior executives with comparable qualifications, experience and responsibilities at other companies in the pharmaceutical and biotechnology industries, including a selected subset of companies included in the Nasdaq Biotechnology Index line of the stock performance graph that appears in this proxy statement. The Compensation Committee believes that this is necessary to attract and retain the executive talent required to lead the Company, since the Company competes with a large number of companies in the biopharmaceutical industry, including large pharmaceutical companies, for executive talent. Salaries are reviewed annually and in connection with promotions. Industry, peer group and national survey results are considered in making salary determinations to align the Company's pay practices with other companies in the pharmaceutical and biotechnology industries. In addition to survey results, individual job performance is also considered in setting salaries. The Chief Executive Officer conducts performance reviews of members of executive management and makes recommendations to the Compensation Committee on salary, including salary increases, based on his judgment of the individual's performance. The Compensation Committee reviews these recommendations independently and approves, with any modifications it considers appropriate, the annual salary and salary increases.

     In connection with the Company's change in fiscal year end from June 30 to December 31, the Compensation Committee reviewed base salaries following both the fiscal year ended June 30, 2005 and the six-month transition period ended December 31, 2005, and effected salary increases in January 2006.

Annual Performance Based Incentive Compensation

     The Company maintains an incentive program that provides an opportunity for officers and employees to earn an incentive based upon the performance of both the Company and the individual (the "Performance Incentive Program"). The incentive potential is stated as a percentage of the officer's and employee's base salary and varies by position. Financial and individual performance goals are set at the start of the fiscal year and are based on business criteria specified in this program. Actual incentives are calculated at the end of the fiscal year based on goal performance. All executive management had the same Company goals for the periods covered by this report. Other goals and weightings for each participant varied, depending on the participant's position and areas of responsibility and the participant's effect on the Company's performance.

     In connection with the Company's change in fiscal year end from June 30 to December 31, the Compensation Committee calculated performance incentives following both the fiscal year ended June 30, 2005 and the six-month transition period ended December 31, 2005, and the Company paid those performance incentives at each time.

Stock Incentive Programs

     The Compensation Committee believes that stock incentive programs such as stock options directly link the amounts earned by officers with the amount of appreciation realized by the Company's stockholders. Restricted stock, restricted stock units and stock options also serve as a critical retention incentive. Stock incentive programs have always been viewed as a major means to attract and retain highly qualified executives and key personnel and have always been a major component of the compensation package, consistent with practices throughout the pharmaceutical and biotechnology industries. The Company's stock incentive programs are structured to encourage key employees to continue in the employ of the Company and motivate performance that will meet the long-term expectations of stockholders. In determining the size of any option or restricted stock or restricted stock unit award ("Incentive Stock Grants"), the Compensation Committee considers the individual's past performance and potential and the position held by the individual.

     The Compensation Committee generally considers and makes incentive stock grants to officers and all other employees once a year. Incentive Stock Grants may also be granted at other times during the year in connection with promotions or for new hires or as special performance awards. Option grants to members of executive management are made under the Stock Option Plans with the exercise price equal to the last reported sale price of the Company's Common Stock on the date of grant and expire up to ten years after the date of the grant. Vesting on most incentive stock grants occurs over a four to five year period, which is designed to encourage retention.

Other Benefits

     Executive staff members participate in various medical, dental, life, disability and benefit programs that are generally made available to all salaried employees.

CEO Compensation

     The compensation of Mr. Buchalter, the Company's President and Chief Executive Officer, was initially established by the full Board of Directors in connection with his appointment as President and Chief Executive Officer in December 2004. In establishing his compensation, the Board took into consideration Mr. Buchalter's extensive prior experience and credentials as a chief executive officer and senior executive in the pharmaceutical industry, as well as Mr. Buchalter's qualifications to address the challenges facing Enzon at that time and the limited market of candidates possessing those necessary qualifications. The Board reviewed and considered the compensation of chief executive officers at comparable companies and also received guidance from an executive search firm engaged by the Company in connection with the recruitment of a chief executive officer based on such firm's knowledge of the competitive marketplace for chief executive officers and the relative compensation of chief executive officers at comparable companies. The Board determined that Mr. Buchalter's compensation, as so established, was commensurate with his experience and credentials and reasonable relative to the competitive marketplace for chief executive officers.

     For the fiscal year ended June 30, 2005 and the six-month transition period ended December 31, 2005, Mr. Buchalter was awarded performance bonuses in accordance with his employment agreement (including a guaranteed minimum bonus for the fiscal year ended June 30, 2005) and based on the Compensation
Committee's evaluation of his individual performance and the Company's performance during each of those periods. In November 2005, at the time of the determination of executive officer annual bonuses for 2005 and the regular annual increase in executive officer base salaries for 2006, the Compensation Committee determined that the advice of an outside compensation consulting firm was necessary to assist the Compensation Committee in determining the appropriate compensation for the Company's executive officers for 2006. In February 2006, the Compensation Committee engaged an independent compensation consulting firm to prepare a benchmarking study of Chief Executive Officer and other executive officer compensation. After taking into account the results of this study and the evaluation of Mr. Buchalter's performance, and recognizing the outstanding leadership provided by Mr. Buchalter, the Compensation Committee determined to increase Mr. Buchalter's 2006 base salary and provide incentive compensation. Effective April 1, 2006, Mr. Buchalter shall have an annualized base salary of $700,000, subject to annual increase in accordance with Mr. Buchalter's employment agreement. Additionally, on April 3, 2006, Mr. Buchalter received a grant of 198,100 restricted stock units and an option to purchase 367,900 shares of the Company's Common Stock at an exercise price of $8.04 per share. The restricted stock units will vest 30% on the third anniversary of the date of grant, 30% on the fourth anniversary of the date of grant and 40% on the fifth anniversary of the date of grant, and the option will vest in four equal annual installments beginning on April 3, 2007.

                                          THE COMPENSATION COMMITTEE
                                          Goran A. Ando, Chairman
                                          Rolf A. Classon
                                          Victor P. Micati


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In addition to the  agreements  described  in the section  "Employment  and
Separation   Agreements"   above,   the  Company   entered  into  the  following
relationships:

     Craig A. Tooman received benefits in connection with his appointment as Executive Vice President, Strategic Planning and Corporate Communications. We are party to a relocation services agreement with an independent third party (the "Provider") pursuant to which, in accordance with our relocation policy, in March 2005 the Provider purchased Mr. Tooman's residence at a purchase price calculated using the average of two independent appraisals of the property (the "Purchase Price"). Mr. Tooman was paid $324,388 in connection with the transaction which amount represented Mr. Tooman's equity in the property. Under the relocation services agreement, we reimbursed the Provider for the equity component of the Purchase Price and the related closing costs. We are responsible for a $2,500 service fee to the Provider as well as carrying and sales costs that the Provider incurs in connection with selling the property. On October 26, 2005, the property was sold for less than the Purchase Price, and the Company reimbursed the Provider for $162,689, which includes the amount of the deficiency, closing and carrying costs.

     Jeffrey H. Buchalter received relocation benefits in connection with his appointment as Chief Executive Officer. The Company is administering these benefits through a relocation services agreement with an independent third party (the "Provider") pursuant to which, in accordance with Enzon's relocation policy, in September 2005 the Provider purchased Mr. Buchalter's residence at a purchase price calculated using the average of two independent appraisals of the property (the "Purchase Price"). Mr. Buchalter was paid $412,384 in connection with the transaction which amount represented Mr. Buchalter's equity in the property. Under the relocation services agreement, the Company reimbursed the Provider for the equity component of the Purchase Price and the related closing costs. The Company is responsible for a $2,500 service fee to the Provider as well as carrying and sales costs that the Provider incurs in connection with selling the property. The Company will receive the net proceeds from the resale of the property, and, if the property is sold for less than the Purchase Price, it is responsible for reimbursing the Provider for the amount of the deficiency.

                  REPORT OF THE FINANCE AND AUDIT COMMITTEE OF
                             THE BOARD OF DIRECTORS

     The Company's Finance and Audit Committee consists of four independent members of the Board of Directors as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. The Board of Directors adopted a written charter for the Finance and Audit Committee on June 7, 2000 and the Finance and Audit Committee reviewed and revised such charter on September 11, 2002 and on March 15, 2006. The charter of the Finance and Audit Committee as amended is attached to this Proxy Statement as Appendix A.

     The primary purpose of the Finance and Audit Committee is to assist the Board of Directors in its oversight responsibilities by monitoring the integrity of the Company's financial reporting process and financial statements, the systems of internal controls and controls over financial reporting, the compliance by the Company with legal and regulatory requirements, and the performance and independence of the Company's independent auditors. Management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements and for the maintenance of policies and internal controls necessary to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for planning and conducting an audit of the Company's consolidated financial statements, reviews of the Company's quarterly financial statements and performing such other procedures required by applicable Statements of Auditing Standards or requested by the Committee. The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the company in conformity with accounting principles generally accepted in the United States and discuss with us their independence and any other matters they are required to discuss with us or that they believe should be raised with us. We oversee these processes, although we must rely on the information provided to us and on the representations made by management and the independent auditors.

     The Finance and Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended June 30, 2005 and the six-month transition period ended December 31, 2005 with management. Furthermore, the Finance and Audit Committee has discussed with the Company's independent auditors, KPMG LLP, the matters required to be discussed by Statement of Auditing Standards No. 61. Also, the Finance and Audit Committee has received the written disclosures and letter from KPMG required by Independence Standards Board Standard No. 1 and has discussed with KPMG such auditing firm's independence. Based on these reviews and discussions the Finance and Audit Committee recommended that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2005 and the Company's Transition Report on Form 10-K for the six-month transition period ended December 31, 2005, the last fiscal periods for filing such reports with the U.S. Securities and Exchange Commission.


                                      THE FINANCE AND AUDIT COMMITTEE
                                      Robert C. Salisbury, Chairman
                                      Rolf A. Classon
                                      Robert LeBuhn
                                      Phillip M. Renfro

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

     The graph below summarizes the total cumulative return experienced by the Company's stockholders from June 29, 2001 through December 31, 2005, compared to the Nasdaq National Market-US Index and the Company's Peer Group index, the Nasdaq Biotechnology Index. The changes for the periods shown in the graph and table below are based on the assumption that $100 had been invested in the Company's Common Stock, including the reinvestment of dividends, and in each index below on June 29, 2001.

   Comparison of 54 Month Cumulative Total Return Among Enzon Pharmaceuticals,
             Inc., The Nasdaq National Market Index and Peer Groups



                                                    Cumulative Total Return
                                    --------- --------- --------- --------- --------- ---------
                                      6/01      6/02      6/03      6/04      6/05     12/05

    ENZON PHARMACEUTICALS, INC.       100.00     40.19     20.08     20.42     10.37     11.84
    NASDAQ STOCK MARKET (U.S.)        100.00     70.23     78.15     98.60     99.30    107.39
    NASDAQ BIOTECHNOLOGY              100.00     49.74     49.07     57.05     62.21     76.71

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of April 10, 2006 concerning stock ownership of all persons known by the Company to own beneficially 5% or more of the outstanding shares of the Company's voting stock, each director, each current executive officer named in the Summary Compensation Table and all directors and current executive officers of the Company as a group:

                                                                        Amount and Nature
                                                                          of Beneficial        Percentage of Voting
    Name and Address of Beneficial Owner or Identity of Group(1)           Ownership(2)        Stock Outstanding(3)
----------------------------------------------------------------        -----------------       ---------------------

Jeffrey H. Buchalter                                                      1,632,078(4)                 3.6%
Dr. Goran A. Ando                                                            35,522(5)                  *
Rolf A. Classon                                                              95,598(6)                  *
Dr. Rosina B. Dixon                                                         179,607(7)                  *
Robert LeBuhn                                                               126,134(8)                  *
Victor P. Micati                                                             35,522(9)                  *
Phillip M. Renfro                                                            20,632(10)                 *
Robert C. Salisbury                                                           8,667(11)                 *
Paul S. Davit                                                               196,800(12)                 *
Ralph del Campo                                                             210,101(13)                 *
Dr. Ivan D. Horak                                                             8,500                     *
Craig A. Tooman                                                             226,000(14)                 *
Pequot Capital Management,  Inc., 500 Nyala Farm Road,  Westport,  CT     5,068,000(15)               11.6
06880
Group  comprised of Barclay Global  Investors,  N.A.,  Barclay Global     3,743,463(16)                8.6
Fund Advisors,  Barclays Global  Investors,  Ltd, and Barclays Global
Investors  Japan  Trust  and  Banking  Company  Limited,  45  Fremont
Street, San Francisco, CA  94105

Group  comprised of OrbiMed  Advisors  LLC,  OrbiMed  Capital LLC and     2,740,500(17)                6.3
Samual D. Isaly,  767 Third Avenue, New York, NY 10017

All Executive Officers and Directors as a group (12 persons)              2,775,161(18)                6.0

      * Less than one percent

          (1) The address of all current executive officers and directors listed above is in the care of the Company.

          (2) All shares listed are Common Stock. Except as discussed below, none of these shares are subject to rights to acquire beneficial ownership, as specified in Rule 13d-3(d)(1) under the Securities
               Exchange Act of 1934, as amended, and the beneficial owner has sole voting and investment power, subject to community property laws where applicable.

          (3)  Based on 43,751,855  shares of Common Stock which were issued and outstanding  as of April 10, 2006.  Each share of Common Stock is entitled to one vote. The percentage of voting stock  outstanding for each  stockholder is calculated by dividing (i) the number of shares of Common  Stock  deemed to be  beneficially  held by such stockholder  as of  April  10,  2006 by  (ii)  the sum of (A) the
               number of shares of Common Stock outstanding as of April 10, 2006 plus (B) the  number  of shares of  Common  Stock  issuable  upon
               exercise  of  options  held  by  such   stockholder   which  were
               exercisable as of April 10, 2006 or which will become exercisable within 60 days after April 10, 2006.

                                       26


          (4) Includes (i) 1,611,000 shares subject to options which were exercisable as of April 10, 2006 or which will become exercisable within 60 days after April 10, 2006 and (ii) 1,078 shares of restricted stock which vested.

          (5)  Includes  (i)  35,000  shares   subject  to  options  which  were
               exercisable as of April 10, 2006 or which will become exercisable within  60 days  after  April  10,  2006 and (ii) 522  shares  of restricted stock which vested.

          (6)  Includes  (i)  85,000  shares   subject  to  options  which  were
               exercisable  as of  April  10,  2006 or will  become  exercisable within  60 days  after  April  10,  2006 and (ii) 663  shares  of restricted stock which vested.

          (7) Includes (i) 125,000 shares subject to options which were exercisable as of April 10, 2006 or which will become exercisable within 60 days after April 10, 2006, (ii) 663 shares of restricted stock that vested and (ii) 500 shares held by Dr.
               Dixon's husband. Dr. Dixon disclaims beneficial ownership as to shares held by her husband.

          (8)  Includes  (i)  85,000  shares   subject  to  options  which  were
               exercisable as of April 10, 2006 or which will become exercisable within  60 days  after  April  10,  2006 and (ii) 663  shares  of restricted stock that vested.

          (9)  Includes  (i)  35,000  shares   subject  to  options  which  were
               exercisable as of April 10, 2006 or which will become exercisable within  60 days  after  April  10,  2006 and (ii) 522  shares  of restricted stock which vested.

          (10) Includes  (i)  20,000  shares   subject  to  options  which  were
               exercisable as of April 10, 2006 or which will become exercisable within  60 days  after  April  10,  2006 and (ii) 632  shares  of restricted stock which vested.

          (11) Includes 6,667 shares subject to options which were exercisable as of April 10, 2006. (12) Includes (i) 190,000 shares subject to options which were exercisable as of April 10, 2006 or which will become exercisable within 60 days after April 10, 2006. (ii) 300 shares held through Mr. Davit's 401(k) account.

          (13) Includes 210,000 shares subject to options which were exercisable as of April 10, 2006 or which will become exercisable within 60 days after April 10, 2006. (ii) 101 shares held through Mr. del
               Campo's 401(k) account.

          (14) Includes 225,000 shares subject to options which were exercisable as of April 10, 2006 or which will become exercisable within 60 days after April 10, 2006.

          (15) Information concerning stock ownership was obtained from Schedule
               13G filed with the Securities and Exchange Commission on February
               14, 2006.

          (16) Information concerning stock ownership was obtained from Schedule
               13G filed with the Securities and Exchange  Commission on January
               26, 2006.

          (17) Information concerning stock ownership was obtained from Schedule
               13G filed with the Securities and Exchange Commission on February
               2, 2006.

          (18) Includes all shares owned beneficially by the directors and executive officers named in the Summary Compensation Table.


     PROPOSAL NO. 2 - APPROVAL OF AMENDMENT TO THE 2001 INCENTIVE STOCK PLAN

General

     The Board believes that in order to attract and retain qualified executives, employees and board members it is essential to offer significant potential rewards based upon the Company's success through the issuance of stock options, restricted stock grants and other stock-based awards. The 2001 Incentive Stock Plan, which was approved by our stockholders in December 2001 and amended with stockholder approval in December 2003, provides for the grant of stock options and other stock-based awards to employees, officers, consultants, independent contractors and directors providing services to Enzon and its subsidiaries as determined by the Board of Directors or by a committee of directors designated by the Board of Directors to administer the 2001 Incentive Stock Plan. The amendment to the Plan increasing the shares of Common Stock authorized for issuance presented herein to the stockholders for their approval is designed to assist the Company in accomplishing this goal. Of the 6,000,000 shares currently authorized for issuance under the 2001 Stock Incentive Plan and the 7,900,000 shares currently authorized for issuance under the Company's Non-Qualified Stock Option Plan, at April 10, 2006, 323,993 shares in the aggregate remained available for future grants.

     Since October 2003, the number of persons eligible to participate under the 2001 Incentive Stock Plan has remained relatively constant, creating a continued need for our stock options and restricted stock grants. The current shares available under the 2001 Incentive Stock Plan have declined to a point whereby we will soon not be able to offer future awards without additional shares. Therefore, an amendment to the 2001 Incentive Stock Plan proposed herein provides for the increase in the number of shares of common stock available thereunder by 4,000,000 to an aggregate of 10,000,000 shares.

     In order to facilitate approval of Proposal No. 2 and assuage any stockholder concerns regarding the number of options, restricted stock awards, restricted stock units awards or other awards the Company intends to grant in a given year, the Board of Directors of the Company commits to the Company's stockholders that for the next three fiscal years, ending December 31, 2006, 2007 and 2008, it will not grant during such three fiscal years a number of shares subject to options, restricted stock awards, restricted stock units awards or other awards to employees (whether under the 1987 Non-Qualified Stock Option Plan, the 2001 Incentive Stock Plan or other plans not approved by stockholders) such that the average number of shares granted during such three fiscal years is greater than 5.57% of the average number of shares of the Company's Common Stock that were outstanding at the end of each of the three fiscal years. For purposes of calculating the number of shares granted in a year, restricted stock awards or restricted stock units awards will count as equivalent to (i) 1.5 option shares if the Company's annual stock price volatility is 53% or higher, (ii) two option shares if the Company's annual stock price volatility is between 25% and 52%, and (iii) four option shares if the Company's annual stock price volatility is less than 25%.

     The following summary of the 2001 Incentive Stock Plan, as it is proposed to be amended, is qualified in its entirety by reference to the full text of the 2001 Incentive Stock Plan, as it is proposed to be amended, which is attached to this Proxy Statement as Appendix B.

     On December 17, 2002 and December 20, 2004, Enzon filed registration statements on Form S-8 covering the securities to be issued under the 2001 Incentive Stock Plan. If this Proposal No. 2 is approved by the stockholders, Enzon intends to file a Form S-8 covering the additional securities to be issued under the 2001 Incentive Stock Plan.

Summary of the 2001 Incentive Stock Plan

     Purpose. The purpose of the 2001 Incentive Stock Plan is to promote the interests of Enzon and its stockholders by aiding Enzon in attracting and retaining employees, officers, consultants, independent contractors and non-employee directors capable of contributing to the future success of Enzon, to offer such persons incentives to put forth maximum efforts for the success of Enzon's business and to afford such persons an opportunity to acquire a proprietary interest in Enzon. The Compensation Committee believes that stock based compensation directly links the amount earned by employees with the amount of appreciation realized by the Company's stockholders.

     Administration. The Compensation Committee has been designated by the Board of Directors to administer the 2001 Incentive Stock Plan. The Compensation Committee will have full power and authority to determine when and to whom awards will be granted and the type, amount, form of payment and other terms and conditions of each award, consistent with the provisions of the 2001 Incentive Stock Plan. Subject to the provisions of the 2001 Incentive Stock Plan, the Compensation Committee may amend or waive the terms and conditions of an outstanding award. The Compensation Committee will have full authority to interpret the 2001 Incentive Stock Plan and establish rules and regulations for the administration of the 2001 Incentive Stock Plan. The Compensation Committee may delegate to one or more directors or officers, or a committee of directors or officers, or the Board of Directors may exercise, the Compensation Committee's powers and duties under the 2001 Incentive Stock Plan.


     Eligibility. Any employee, officer, consultant, independent contractor or director providing services to Enzon and its subsidiaries will be eligible to be selected by the Compensation Committee to receive awards under the 2001 Incentive Stock Plan. As of April 10, 2006, there were approximately 328 persons who were eligible as a class to be selected by the Compensation Committee to receive awards under the 2001 Incentive Stock Plan.

     Number of Shares. As it is proposed to be amended, the 2001 Incentive Stock Plan would provide for the issuance of up to 10,000,000 shares of Common Stock, subject to adjustment in the event of a stock dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, issuance of warrants or other rights to purchase shares of Common Stock or other securities of Enzon to all holders of Common Stock pro rata whether as a dividend or otherwise or other similar changes in the corporate structure or stock of Enzon. Currently, the maximum number of shares available for issuance under the 2001 Incentive Stock Plan is 6,000,000. Shares of Common Stock subject to awards under the 2001 Incentive Stock Plan which are not used or are forfeited because the terms and conditions of the awards are not met, or because the award terminates without delivery of any shares, may again be used for awards (other than Incentive Stock Options) under the 2001 Incentive Stock Plan. Shares of Common Stock used by a participant as full or partial payment to Enzon of the purchase price relating to an award, or in connection with the satisfaction of tax obligations relating to an award, will also be available for awards under the 2001 Incentive Stock Plan. The shares of Common Stock issued under the 2001 Incentive Stock Plan may be authorized but unissued shares or shares acquired on the open market or otherwise. The last reported sale price of Enzon's Common Stock as reported by the Nasdaq National Market on April 6, 2006, was $8.24. No participant may be granted stock options and any other award, the value of which is based solely on an increase in the price of the Common Stock, of more than 1,000,000 shares in the aggregate in any calendar year.

     Types of Awards and Certain Terms and Conditions. The types of awards that may be granted under the 2001 Incentive Stock Plan are stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalents, other stock grants, other stock-based awards and any combination thereof. The 2001 Incentive Stock Plan provides that all awards are to be evidenced by written agreements containing the terms and conditions of the awards. The Compensation Committee may not amend or discontinue any outstanding award without the consent of the holder of the award if such action would adversely affect the rights of the holder. Except as provided by the 2001 Incentive Stock Plan, awards (other than Other Stock Grants, as defined in the 2001 Incentive Stock Plan) will not be transferable other than (1) to family members (as determined by the Compensation Committee), (2) by will or (3) by the laws of descent and distribution. During the lifetime of a participant, an award may be exercised only by the participant to whom such award is granted or a permitted assignee. Awards may be granted for no cash consideration or for any cash or other consideration as may be determined by the Compensation Committee or required by law. Generally, the consideration to be received by Enzon for the grant of awards under the 2001 Incentive Stock Plan will be the participant's past, present or expected future contributions to Enzon.

     Stock Options. Incentive stock options meeting the requirements of Section 422 of the Internal Revenue Code ("Incentive Stock Options") and non-qualified options may be granted under the 2001 Incentive Stock Plan. The Compensation Committee will determine the exercise price of any option granted under the 2001 Incentive Stock Plan, provided however that the exercise price of options will not be less than the fair market value of the Common Stock on the date of grant. The term of the option will be determined by the Compensation Committee, but shall in no event exceed 10 years from the date on which such option was granted. Stock options will be exercisable at such times as the Compensation Committee determines. Stock options may be exercised in whole or in part by payment in full of the exercise price in cash or such other form of consideration as the Compensation Committee may specify, including delivery of shares of Common Stock having a fair market value on the date of exercise equal to the exercise price. The Compensation Committee may grant reload options when a participant pays the exercise price or tax withholding upon exercise of an option by using shares of Common Stock. The reload option would be for that number of shares surrendered or withheld.

     Stock Appreciation Rights. The Compensation Committee may grant stock appreciation rights exercisable at such times and subject to such conditions or restrictions as the Compensation Committee may determine. Upon exercise of a stock appreciation right by a holder, the holder is entitled to receive the excess of the fair market value of one share of Common Stock on the date of exercise over the fair market value of one share of Common Stock on the date of grant. The payment may be made in cash or shares of Common Stock, or other form of payment, as determined by the Compensation Committee.

     Restricted Stock and Restricted Stock Units. The Compensation Committee may grant shares of restricted stock and restricted stock units subject to such restrictions and terms and conditions as the Compensation Committee may impose. Shares of restricted stock granted under the 2001 Incentive Stock Plan will be evidenced by stock certificates, which will be held by Enzon, and the Compensation Committee may, in its discretion, grant voting and dividend rights with respect to such shares. No shares of stock will be issued at the time of award of restricted stock units. A restricted stock unit will have a value equal to the fair market value of one share of Common Stock and may include, if so determined by the Compensation Committee, the value of any dividends or other rights or property received by stockholders after the date of grant of the restricted stock unit. The Compensation Committee has the right to waive any vesting requirements or to accelerate the vesting of restricted stock or restricted stock units. The maximum number of shares of restricted stock and restricted stock units that the Compensation Committee is permitted to grant under the 2001 Incentive Stock Plan is 50% of the total number of shares available for issuance pursuant to all awards under the 2001 Incentive Stock Plan.

     Dividend Equivalents. The Compensation Committee may grant dividend equivalents under which a holder shall be entitled to receive payments, in cash, Common Stock, other securities or other property, equivalent to the amount of cash dividend paid by Enzon to holders of Common Stock with respect to a number of shares of Common Stock determined by the Compensation Committee. The Compensation Committee will determine the terms and conditions of such dividend equivalents.

     Performance Awards. A performance award will entitle the holder to receive payments upon the achievement of specified performance goals. The Compensation Committee will determine the terms and conditions of a performance award, including the performance goals to be achieved during the performance period, the length of the performance period and the amount and form of payment of the performance award. A performance award may be denominated or payable in cash, shares of stock or other securities, or other awards or property.

     Other Stock Grants. The Compensation Committee may otherwise grant shares of Common Stock as are deemed by the Compensation Committee to be consistent with the purpose of the 2001 Incentive Stock Plan. The Compensation Committee will determine the terms and conditions of such other stock grant.

     Other Stock-Based Awards. The Compensation Committee may grant other awards denominated or payable in, valued by reference to, or otherwise based on or related to shares of Common Stock as are deemed by the Compensation Committee to be consistent with the purpose of the 2001 Incentive Stock Plan. The Compensation Committee will determine the terms and conditions of such other stock-based award, including the consideration to be paid for shares of Common Stock or other securities delivered pursuant to a purchase right granted under such award. The value of such consideration shall be the fair market value of such shares or other securities as of the date such purchase right is granted.

     Duration, Termination and Amendment. Unless earlier discontinued or terminated by the Board of Directors, no awards may be granted under the 2001 Incentive Stock Plan ten years after the effective date of the 2001 Incentive Stock Plan. The 2001 Incentive Stock Plan permits the Board of Directors to amend, alter, suspend, discontinue or terminate the 2001 Incentive Stock Plan at any time, except that prior stockholder approval will be required for any amendment to the 2001 Incentive Stock Plan that requires stockholder approval under the rules or regulations of the Nasdaq Stock Market or any securities exchange that are applicable to Enzon.

Federal Tax Consequences

     The following is a summary of the principal federal income tax consequences generally applicable to awards under the 2001 Incentive Stock Plan.

     Stock Options and Stock Appreciation Rights. The grant of an option or stock appreciation right is not expected to result in any taxable income for the recipient. The holder of an Incentive Stock Option generally will have no taxable income upon exercising the Incentive Stock Option (except that a liability may arise pursuant to the alternative minimum tax), and Enzon will not be entitled to a tax deduction when an Incentive Stock Option is exercised. Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of Common Stock acquired on the date of exercise over the exercise price, and Enzon will be entitled at that time to a tax deduction for the same amount. Upon exercising a stock appreciation right, the amount of any cash received and the fair market value on the exercise date of any shares of Common Stock received are taxable to the recipient as ordinary income and deductible by Enzon. The tax consequence to an optionee upon a disposition of shares acquired through the exercise of an option will depend on how long the shares have been held and whether such shares were acquired by exercising an Incentive Stock Option or by exercising a non-qualified stock option or stock appreciation right. Generally, there will be no tax consequence to Enzon in connection with disposition of shares acquired under an option, except that Enzon may be entitled to a tax deduction in the case of a disposition of shares acquired under an Incentive Stock Option before the applicable Incentive Stock Option holding periods set forth in the Internal Revenue Code have been satisfied.

     Other Awards. With respect to other awards granted under the 2001 Incentive Stock Plan that are payable either in cash or shares of Common Stock that are either transferable or not subject to substantial risk of forfeiture, the holder of such an award will recognize ordinary income at the time of receipt of such award, in an amount equal to the excess of (a) the cash or the fair market value of the shares of Common Stock received (determined as of the date of such receipt) over (b) the amount (if any) paid for such shares of Common Stock by the holder of the award, and Enzon will be entitled at that time to a deduction for the same amount. With respect to an award that is payable in shares of Common Stock that are restricted as to transferability and subject to substantial risk of forfeiture, unless a special election is made pursuant to the Internal Revenue Code, the holder of the award must recognize ordinary income at the time the restrictions lapse equal to the excess of (i) the fair market value of the shares of Common Stock received (determined as of the first time the shares become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (ii) the amount (if any) paid for such shares of Common Stock by the holder, and Enzon will be entitled at that time to a tax deduction for the same amount.

     Satisfaction of Tax Obligations. Under the 2001 Incentive Stock Plan, the Compensation Committee may permit participants receiving or exercising awards, subject to the discretion of the Compensation Committee and upon such terms and conditions as it may impose, to surrender shares of Common Stock (either shares received upon the receipt or exercise of the award or shares previously owned by the participant) to Enzon to satisfy federal and state tax obligations. In addition, pursuant to its general authority outside of the 2001 Incentive Stock Plan, the Compensation Committee may grant, subject to its discretion, a cash bonus to a participant in order to provide funds to pay all or a portion of federal and state taxes due as a result of the exercise or receipt of (or lapse of restrictions relating to) an award. The amount of any such bonus will be taxable to the participant as ordinary income, and Enzon will have a corresponding deduction equal to such amount (subject to the usual rules concerning reasonable compensation).

     Section 162(m) Requirements. The 2001 Incentive Stock Plan has been designed to meet the requirements of Section 162(m) of the Internal Revenue Code regarding the deductibility of executive compensation and the Company strives to maximize the deductibility of tax consequences where reasonable. However, there are occasions when it is not feasible to take all steps which are necessary, and in this instance non-deductibility could occur in certain instances.

     The following table sets forth information regarding outstanding options and shares reserved for future issuance under our equity compensation plans as of December 31, 2005 (in thousands, except per share data):

                                                                                                    Remaining
Plan Category                                                  To be issued     Exercise price      available
-----------------------------------------------------------   --------------  -----------------  ---------------
                                                                    (a)              (b)               (c)

Equity compensation plans approved by security holders             6,114            $14.17            2,318
Equity compensation plans not approved by security holders             -              -                   -
                                                               --------------  -----------------  ---------------
Total                                                              6,114            $14.17            2,318
                                                               ==============  =================  ===============

(a)  Number of securities to be issued upon exercise of outstanding options.

(b)  Weighted-average exercise price of outstanding options.

(c) Number of securities remaining available for future issuance under equity compensation plans of which 817,000 were reserved for issuance upon vesting of outstanding restricted stock unit awards.



     As of April 10, 2006, no options granted under the Plan had been exercised, options to purchase 4,146,650 shares were outstanding, 1,530,918 shares of restricted stock and restricted stock units had been granted and 322,432 shares remained available for future grant. The following table sets forth information with respect to the stock options and restricted stock granted to the Named Executive Officers, all current executive officers as a group, all current and former non-employee directors as a group, and all employees and consultants (including all current officers who are not executive officers):

                                                                              Number of Shares of
                                                                              Restricted Stock and
                                                                               Shares Underlying           Weighted
                                                                             Options Granted Under         Average
                                                                               the 2001 Incentive       Exercise Price
                                    Name                                           Stock Plan             per Share
-------------------------------------------------------------------------    ---------------------     ---------------

Jeffrey H. Buchalter                                                                    1,829,234               10.38
Paul S. Davit                                                                             258,600                9.76
Ralph del Campo                                                                           387,500               11.86
Dr. Ivan D. Horak                                                                         281,600                7.72
Craig A. Tooman                                                                           384,300                9.80
Executive Officers as a Group (5 persons)                                               3,141,234               10.20
Non-Employee Directors as a Group (12 persons)                                            308,484               11.39
All Employees Other than Executive Officers as a Group (347 persons)                    2,227,850               12.82
                                                                             ---------------------     ---------------
Total                                                                                   5,677,568               11.29


     The Board of Directors recommends a vote FOR the amendment to the 2001 Incentive Stock Plan as proposed (Proposal No. 2 on the proxy card). The affirmative vote of a majority of the shares represented in person or by proxy at the meeting and entitled to vote on the proposal will be required for approval of Proposal No. 2.

      PROPOSAL NO. 3 - AMENDMENT AND RESTATEMENT OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF
                                  COMMON STOCK

     Our current Restated Certificate of Incorporation authorizes the issuance of 90,000,000 shares of common stock and 3,000,000 shares of preferred stock. The Board has proposed an amendment and restatement of the Restated Certificate of Incorporation in the form attached as Appendix C to increase the number of authorized shares of common stock from 90,000,000 to 170,000,000. The Restated Certificate of Incorporation will remain the same in all other respects. The stockholders are being asked to approve the proposed amendment in accordance with Delaware law.

     As of March 31, 2006, there were approximately 43,786,786 shares of common stock issued and outstanding. This number does not include 8,432,000 shares reserved for issuance as of March 31, 2006 pursuant to outstanding options to purchase shares of Common Stock and outstanding restricted stock units, as well as 5,551,085 shares reserved for issuance as of March 31, 2006 upon conversion of our 4 1/2% Convertible Subordinated Notes due 2008.

     The following is the text of Article THIRD Section 4(A) of the Restated Certificate of Incorporation, as proposed to be amended:

     "(A) The total number of shares of capital stock which the Corporation shall have authority to issue is 173,000,000 shares, of which 170,000,000 shares shall be Common Stock, par value $0.01 per share, and 3,000,000 shares shall be Preferred Stock, par value $0.01 per share."

     The purpose of the proposed amendment is to allow us to have a sufficient number of shares of authorized and unissued common stock which can be issued in connection with such corporate purposes as may be considered advisable by the Board. Having such shares available for issuance in the future will give us greater flexibility and will allow such shares to be issued as determined by the Board without the expense and delay of a special stockholders' meeting. Such stock could be used, for example, for acquisitions, for stock splits or stock dividends, for our employee benefit plans, or in connection with equity or convertible debt financings. We do not have any currently existing plan, commitment, arrangement, understanding or agreement, either oral or written, regarding the issuance of common stock subsequent to the increase in the number of authorized shares.

     The increase in authorized common stock will not have any immediate effect on the rights of existing stockholders. However, the Board will have the authority to issue authorized common stock without requiring future stockholder approval of such issuances, except as may be required by the Certificate of Incorporation and applicable law and regulations. To the extent that the additional authorized shares are issued in the future, they will decrease the existing stockholders' percentage equity ownership and, depending upon the price at which they are issued as compared to the price paid by existing stockholders for their shares, could be dilutive to our existing stockholders. The holders of common stock have no preemptive rights to subscribe for or purchase any additional shares of common stock that may be issued in the future.

     The increase in the authorized number of shares of common stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued common stock could (within the limits imposed by applicable law) be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. The Board is not aware of any attempt to take control of the Company and has not presented this proposal with the intention that the increase in the authorized shares of common stock be used as a type of antitakeover device.

     The Board of Directors recommends a vote FOR the amendment and restatement of the Restated Certificate of Incorporation as proposed (Proposal No. 3 on the proxy card). The affirmative vote of a majority of the outstanding shares of common stock of the Company entitled to vote at the meeting will be required for approval of Proposal No. 3.

                    PROPOSAL NO. 4 - RATIFICATION OF AUDITORS

     The Finance and Audit Committee of the Board of Directors, pursuant to authority granted by the Board of Directors, has approved the retention of KPMG LLP ("KPMG"), independent registered public accounting firm, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2006. KPMG served as auditor of the consolidated financial statements of the Company for the fiscal years ended June 30, 2005, 2004, and 2003 and the six-month transition period ended December 31, 2005. Representatives of KPMG are expected to be present at the Annual Meeting and will have the opportunity to make a statement should they desire to do so. Such representatives are also expected to be available to respond to questions.

Pre-Approval Policies and Procedures.

     The Audit Committee is required to pre-approve the audit and non-audit services performed by the independent accountants in order to assure that the provision of such services does not impair the accountants' independence. The Audit Committee specifically pre-approves all audit fees, audit related fees, tax service fees and all other fees. The Audit Committee has delegated authority to the Chair of the Committee to approve any services not specifically pre-approved by the Committee provided that disclosure of such services and fees is made to the Audit Committee at the next scheduled meeting following such approval.

Audit Fees

     The following table sets forth the aggregate fees billed to the Company by KPMG for professional services rendered for the six-month transition period ended December 31, 2005 and for the fiscal years ending June 30, 2005 and 2004:

                                                                                         Year Ended June 30,
                                                     Six-Month                ----------------------------------------
                                              Transition Period Ended              2005                  2004
                                                 December 31, 2005
                                           ------------------------------    ------------------    ------------------
         Audit fees (1)                                         $926,000          $1,018,000              $210,000
         Audit related fees (2)                                        -              53,000                10,000
         Tax fees (3)                                                  -                   -                93,000
                                           ------------------------------    ------------------    ------------------
            Total fees                                          $926,000          $1,071,000              $313,000
                                           ==============================    ==================    ==================

     (1) Includes services relating to the audit of the annual consolidated financial statements, review of quarterly financial statements, issuance of consents, review of documents filed with the SEC, accounting consultations, and the audit of management effectiveness of internal controls over financial reporting.

     (2)  Includes services relating to the audit of employee benefit plans.

     (3)  Includes services for tax compliance and tax advisory services.

     The Finance and Audit Committee has considered whether the provision of all other services by KPMG is compatible with maintaining KPMG's independence and concluded that KPMG is "independent".

     The Board of Directors recommends a vote FOR ratification of the selection of KPMG, independent registered public accountants, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2006 (Proposal No. 4 on the Proxy Card).

                          ANNUAL REPORT TO STOCKHOLDERS

     The Company's Annual Report to Stockholders, including its Transition Report on Form 10-K for the six-month transition period ended December 31, 2005, accompanies this Proxy Statement.

                             STOCKHOLDERS' PROPOSALS

     In order for a stockholder to have a proposal included in the proxy statement for the 2007 annual stockholders' meeting, the proposal must comply with both the procedures identified by Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the Exchange Act") and be received in writing by the Company's Secretary on or before 5:00 P.M. Eastern Standard Time on December 19, 2006. Such a proposal will be considered at the 2007 annual stockholders' meeting.

     Article II Section 2.15 of the Company's By-laws requires a stockholder's proposal to be delivered to or mailed and received by the Secretary of the Company not later than 120 days prior to the 2007 annual stockholders' meeting in order for a stockholder's proposal to be considered at such meeting. We expect that the 2007 annual stockholders meeting will be held on May 17, 2007, so any such proposal must be received by January 17, 2007. The Company's By-laws further require the stockholder to provide to the Secretary of the Company, among other things, the name and address of the stockholder who intends to make the nominations or propose the business, the name and address of the person or persons to be nominated, a description of the business to be proposed and a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting. The chairman of the meeting may refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the foregoing procedure. Rule 14a-8 under the Exchange Act requires the stockholder to comply with the provisions of that rule in order for the stockholder's proposal to be included in the Company's proxy statement. In order for a stockholder's proposal to be included in the Company's proxy statement for the 2007 annual meeting, Rule 14a-8 requires that such proposal be received at the Company's principal executive offices not less than 120 calendar days before the date this proxy statement is released to stockholders (or December 19, 2006).

     Any proposal received after January 17, 2007 will be considered untimely within Rule 14a-4(c) under the Exchange Act and the persons named in the proxy for such meeting may exercise their discretionary voting power with respect to such proposal, including voting against such proposal, even though it is not discussed in the proxy statement for such meeting.

                                     GENERAL

     The cost of soliciting proxies will be borne by the Company. In addition to mailing, proxies may be solicited by personal interview and telephone and by directors, officers and regular employees of the Company, without special compensation therefor. The Company expects to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of the Company's Common Stock.

     Unless contrary instructions are indicated on the proxy card, all shares of Common Stock represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR the election of the nominees for directors named herein and FOR Proposals No. 2, No. 3 and No. 4.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by filing with the Secretary of the Company written notice of revocation bearing a later date than the proxy, by duly executing a subsequent proxy relating to the same shares of Common Stock or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy unless the stockholder votes his or her shares of Common Stock in person at the Annual Meeting. Any notice revoking a proxy should be sent to the Secretary of the Company, Paul S. Davit, at Enzon Pharmaceuticals, Inc., 685 Route 202/206, Bridgewater, New Jersey 08807.

     The Board of Directors knows of no business other than that set forth above to be transacted at the meeting, but if other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the shares of Common Stock represented by the proxies in accordance with their judgment on such matters. If a stockholder specifies a different choice on the proxy, his or her shares of Common Stock will be voted in accordance with the specification so made.

     Please complete, sign and date the enclosed proxy card, which is revocable as described herein, and mail it promptly in the enclosed postage-paid envelope.

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WE URGE YOU TO FILL IN, SIGN AND RETURN THE ACCOMPANYING PROXY CARD, NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE.

                                           By Order of the Board of Directors,



                                           /s/ Paul S. Davit
                                           Paul S. Davit
                                           Corporate Secretary

Bridgewater, New Jersey
April 12, 2006

                                   APPENDIX A

                           ENZON PHARMACEUTICALS, INC.
                       FINANCE AND AUDIT COMMITTEE CHARTER

Purpose

     The Finance and Audit Committee (the "Committee") of the Board of Directors (the "Board") of Enzon Pharmaceuticals, Inc. (the "Company"), is appointed to assist the Board in its oversight responsibilities by monitoring:

     1. the integrity of the Company's financial reporting process and financial statements;

     2.   the  systems  of  internal   controls  and  controls  over   financial
          reporting,

     3. the compliance by the Company with legal and regulatory requirements, and;

     4.   the  performance  and   independence  of  the  Company's   independent
          auditors.

Membership

     The Committee shall be comprised of not less than three members of the Board, shall be appointed by the Board for such terms as the Board may determine and shall meet the requirements of applicable Securities and Exchange Commission (the "SEC") and NASD regulations and rules. The Board will designate a Chair of the Committee. Members of the Committee shall be directors who:

     1.   Meet  the  applicable  SEC  and  NASD   independence   and  experience
          requirements,

     2. Shall have the ability to read and understand the Company's basic financial statements or shall at the time of appointment undertake training for that purpose; and

     3. At least one member shall be designated by the Board as being a "financial expert" through having demonstrated accounting or related financial management expertise.

Charter

     The Committee shall maintain a written charter that is approved by the Board. The charter will be reviewed and updated at least annually. The Committee will report its activities to the full Board on a regular basis including an annual assessment of Committee performance.

Meetings

     The Committee will meet at least four times per year, or more frequently as circumstances dictate. The Committee shall meet regularly with the Chief Financial Officer, the independent auditors and the head of internal auditing (if applicable) in private executive sessions.

Responsibilities

The function of the Committee is oversight.

     Management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements and for the maintenance of policies and internal controls necessary to assure compliance with accounting standards and applicable laws and regulations.

     The independent auditors are responsible for planning and conducting an audit of the Company's consolidated financial statements, reviews of the Company's quarterly financial statements and performing such other procedures required by applicable Statements of Auditing Standards or requested by the Committee.

The Committee shall have the following duties and responsibilities:


Oversight of the Independent Auditors:

     1.   The   Committee   is  directly   responsible   for  the   appointment,
          compensation and oversight of the work of the independent auditors, who shall report directly to the Committee.

     2. Pre-approve, or adopt appropriate procedures to pre-approve, all audit and non-audit services to be provided by the independent auditors.

     3.   Review the audit scope and audit plan,

     4. Obtain and review, at least annually, a report which describes the independent auditors' internal compliance procedures, any issues related to peer review or other quality reviews of the auditors' firm and the independence of the auditors.

     5. Obtain and review, at least annually, a formal written statement from the independent auditor regarding all relationships that may exist between the independent auditor and the Company consistent with the Independence Standards Board, Statement No. 1, regarding relationships and services, which may impact the objectivity and independence of the independent auditor.

     6. The independent auditors shall inform the Committee of reasons for and the disposition of consultations with their national office regarding the Company.

     7.   Set  hiring  policies  for  employees  or  former   employees  of  the
          independent auditors.

     8.   Resolve disagreements between management and the independent auditors.

Oversight of the Company's Internal Controls:

     9. Discuss the adequacy of the company's internal controls with management and the independent auditors including reports regarding significant deficiencies and material weaknesses in the design or operation of internal controls. Review steps taken by management to remediate significant deficiencies or material weaknesses.

     10. Review and discuss with management and the independent auditors, management's annual report on the Company's internal control system and the independent auditors attestation regarding management's report.

     11. Review the Chief Executive Officer's and Chief Financial Officer's certifications filed in SEC forms 10K and 10Q.

     12. Review and approve related party transactions disclosed in SEC forms 10K and 10Q.

Oversight of the Financial Statements

     13. Review with management and the independent auditors prior to the filing of Forms 10-K and 10-Q, the annual and quarterly financial statements of the Company, including: (i) any material changes in accounting principles or practices used in preparing the financial statements (ii) disclosures relating to internal controls over financial reporting; (iii) items required by Statement of Auditing Standards 61 as in effect at that time in the case of the annual statements and Statement of Auditing Standards 100 as in effect at that time in the case of the quarterly statements; and (iv) meet to review the Company's specific disclosures under "Management's Discussion and Analysis of Financial Conditions and Results of Operations" included in the Forms 10-K or 10-Q.

     14. Recommend to the Board, approval of the financial statements to be included in the annual report on Form 10-K.

     15. Review earnings press releases, as well as Company policies with respect to earnings press releases, financial information and earnings guidance provided to analysts and rating agencies.

     16. Review the role and operation of the Disclosure Committee and meeting minutes.

Oversight of Compliance with Legal and Regulatory Requirements

     17.  Discuss  and  review  with  management,   company  counsel,   and  the
          independent auditors any significant issues raised by counsel concerning litigation, contingencies or claims, and any material reports or inquiries received from regulators or governmental agencies. The Committee should understand how such matters are reflected in the Company's financial statements.

     18. Obtain, review and evaluate reports from management with respect to the Company's policies and procedures regarding compliance with applicable legal and regulatory requirements, and the Company's Code of Conduct and Corporate Values.

Other Authority

     19. Review procedures to promote and protect employee reporting of suspected fraud or wrongdoing relating to accounting, auditing and financial reporting including procedures for: (i) receiving, retaining and addressing complaints received relating to such matters; (ii) enabling employees to submit to the Committee, on a confidential and anonymous basis, any concerns regarding such matters, and; (iii) protecting reporting employees from retaliation.

     20. Provide the report of the Committee as required by the SEC in the Company's annual proxy statement.

     21. Inquire of management as to significant financial risks or exposures and evaluate steps taken to assess, minimize and manage such risks.

     22. Provide input to the CEO on performance of the Chief Financial Officer and finance department and to the Compensation Committee of the Board on performance of the Chief Financial Officer.

     23. Conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee may retain (at the Company's expense) independent counsel, accountants, or others to assist in the conduct of any investigation.

Internal Audit

     If an Internal Audit function is formed, the Committee will review the scope and staffing of the functions. The head of the Internal Audit department will report directly to the Committee and will review plans and findings of internal audits and will meet in executive session with the Committee.

                                   APPENDIX B

                           Enzon Pharmaceuticals, Inc.

                      2001 INCENTIVE STOCK PLAN AS AMENDED*

                           * As proposed to be amended

Section 1.          Purpose

     The purpose of the Plan is to promote the interests of the Company and its shareholders by aiding the Company in attracting and retaining employees, officers, consultants, independent contractors and Non-Employee Directors capable of contributing to the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company's business and to afford such persons an opportunity to acquire a proprietary interest in the Company.

Section 2.          Definitions

     As used in the Plan, the following terms shall have the meanings set forth below:

     1 "Affiliate" shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

     2 "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent, Other Stock Grant or Other Stock-Based Award granted under the Plan.

     3 "Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

     4 "Board" shall mean the Board of Directors of the Company.

     5 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

     6 "Committee" shall mean a committee of Directors designated by the Board to administer the Plan. The Committee shall be comprised of not less than such number of Directors as shall be required to permit Awards granted under the Plan by the Committee to qualify under Rule 16b-3, and each member of the Committee shall be a "Non-Employee Director" within the meaning of Rule 16b-3 and an "outside director" within the meaning of
     Section  162(m)  of  the  Code.  The  Company  expects  to  have  the  Plan administered in accordance with the requirements for the award of "qualified performance-based compensation" within the meaning of Section 162(m) of the Code.

     7 "Company" shall mean Enzon Pharmaceuticals, Inc., a Delaware corporation, and any successor corporation.

     8 "Director" shall mean a member of the Board, including Non-Employee Directors.

     9 "Dividend Equivalent" shall mean any right granted under Section 6(E) of the Plan.

     10 "Eligible Person" shall mean any employee, officer, consultant, independent contractor or Director (including any Non-Employee Director) providing services to the Company or any Affiliate whom the Committee determines to be an Eligible Person.

     11 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     12 "Fair Market Value" shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, unless otherwise determined by the Committee, the Fair Market Value of a Share as of a given date shall be, if the Shares are then traded on the Nasdaq National Market, the last reported sale price of one Share as reported on the Nasdaq National Market on such date or, if the Nasdaq National Market is not open for trading on such date, on the most recent preceding date when it is open for trading.

     13 "Family Members" shall be those persons related to a Participant as determined by the Committee.

     14 "Incentive Stock Option" shall mean an option granted under Section 6A of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

     15 "Non-Employee Director" shall have the meaning ascribed in Rule 16b-3 promulgated under the Exchange Act or any successor provision.

     16 "Non-Qualified Stock Option" shall mean an option granted under Section 6A of the Plan that is not intended to be an Incentive Stock Option.

     17 "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

     18 "Other Stock Grant" shall mean any right granted under Section 6F of the Plan.

     19 "Other Stock-Based Award" shall mean any right granted under Section 6G of the Plan.

     20 "Participant" shall mean an Eligible Person designated to be granted an Award under the Plan.

     21 "Performance Award" shall mean any right granted under Section 6D of the Plan.

     22  "Person"   shall  mean  any   individual,   corporation,   partnership,
     association or trust.

     23 "Plan" shall mean the Enzon Pharmaceuticals, Inc. 2001 Incentive Stock Plan, as amended from time to time, the provisions of which are set forth herein.

     24 "Plan Year" shall mean a consecutive 12-month period ending on December 31 of each year.

     25 "Reload Option" shall mean any Option granted under Section 6A(5) of the Plan.

     26 "Restricted Stock" shall mean any Shares granted under Section 6C of the Plan.

     27 "Restricted Stock Unit" shall mean any unit granted under Section 6C of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

     28 "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor rule or regulation.

     29 "Share" or "Shares" shall mean shares of common stock, $0.01 par value per share, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4C of the Plan.

     30 "Stock Appreciation Right" shall mean any right granted under Section 6B of the Plan.

Section 3.          Administration

     A. Power and Authority of the Committee. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or the method by which payments, or other rights are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement and accelerate the exercisability of any Award or the lapse of restrictions relating to any Award; (vi) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, promissory notes, other securities, other Awards or other property, or canceled, forfeited or suspended; (vii) determine whether, to what extent and under what circumstances cash, Shares, promissory notes, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee; (viii) interpret and administer the Plan and any instrument or agreement, including an Award Agreement, relating to the Plan; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award and any employee of the Company or any Affiliate.

     B. Delegation. The Committee may delegate its powers and duties under the Plan to one or more Directors or officers of the Company, or to a committee of Directors or officers, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion, provided, however, that the Committee shall not delegate its powers and duties under the Plan (i) with regard to officers or directors of the Company or any Affiliate who are subject to Section 16 of the Exchange Act or (ii) in such a manner as would cause the Plan not to comply with the requirements of Section 162(m) of the Code.

     C. Power and Authority of the Board. Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan.

Section 4.          Shares Available for Awards

     A. Shares Available. Subject to adjustment as provided in Section 4C of the Plan, the aggregate number of Shares that may be issued under all Awards under the Plan shall be 10,000,000; provided that, any Shares with respect to which Awards may be issued, but are not issued, under the Plan in any Plan Year shall be carried forward and shall be available to be covered by Awards issued in any subsequent Plan Year in which Awards may be issued under the Plan. Shares to be issued under the Plan may be either authorized but unissued Shares or Shares acquired in the open market or otherwise. Any Shares that are used by a Participant as full or partial payment to the Company of the purchase price relating to an Award, or in connection with the satisfaction of tax obligations relating to an Award, shall again be available for granting Awards (other than Incentive Stock Options) under the Plan. In addition, if any Shares covered by an Award or to which an Award relates are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Plan. Notwithstanding the foregoing, the number of Shares available for granting Incentive Stock Options under the Plan shall not exceed 10,000,000 shares subject to adjustment as provided in the Plan and subject to the provisions of Section 422 or 424 of the Code or any successor provision.

     B. Accounting for Awards. For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan.

     C. Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, issuance of warrants or other rights to purchase Shares or other securities of the Company to all holders of common stock pro rata whether as a dividend or otherwise or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards and (iii) the purchase or exercise price with respect to any Award; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number.

     D. Award Limitations Under the Plan. No Eligible Person may be granted any Award or Awards under the Plan, the value of which Award or Awards is based solely on an increase in the value of the Shares after the date of grant of such Award or Awards, for more than 1,000,000 Shares (subject to adjustment as provided for in Section 4(c) of the Plan), in the aggregate in any calendar year. The foregoing annual limitation specifically includes the grant of any Award or Awards representing "qualified performance-based compensation" within the meaning of Section 162(m) of the Code.

Section 5.          Eligibility.

     Any Eligible Person shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full or part-time employees (which term as used herein includes, without limitation, officers and Directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a "subsidiary corporation" of the Company within the meaning of Section 424(f) of the Code or any successor provision.

Section 6.          Awards

     A. Options. The Committee is hereby authorized to grant Options to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

          1. Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option.

          2. Option Term. The term of each Option shall be fixed by the Committee, but, shall in no event exceed 10 years from the date on which such Option is granted.

          3. Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, promissory notes, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the applicable exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

          4. Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options which are intended to qualify as Incentive Stock Options:

               (a) The aggregate Fair Market Value (determined as of the time the option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under this Plan and all other plans of the Company and its Affiliates) shall not exceed $100,000.

               (b) All Incentive Stock Options must be granted within ten years from the earlier of the date on which this Plan was adopted by the Board or the date this Plan was approved by the shareholders of the Company.

               (c) Unless sooner exercised, all Incentive Stock Options shall expire and no longer be exercisable no later than 10 years after the date of grant; provided, however, that in the case of a grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Affiliate, such Incentive Stock Option shall expire and no longer be exercisable no later than 5 years from the date of grant.

               (d) The purchase price per Share for an Incentive Stock Option shall be not less than 100% of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option; provided, however, that, in the case of the grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Affiliate, the purchase price per Share purchasable under an Incentive Stock Option shall be not less than 110% of the Fair Market Value of a Share on the date of grant of the Inventive Stock Option.

               (e) Any Incentive Stock Option authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the Option as an Incentive Stock Option.

          5. Reload Options. The Committee may grant Reload Options, separately or together with another Option, pursuant to which, subject to the terms and conditions established by the Committee, the Participant would be granted a new Option when the payment of the exercise price of a previously granted option is made by the delivery of Shares owned by the Participant pursuant to Section 6A(3) hereof or the relevant provisions of another plan of the Company, and/or when Shares are tendered or withheld as payment of the amount to be withheld under applicable income tax laws in connection with the exercise of an Option, which new Option would be an Option to purchase the number of Shares not exceeding the sum of (A) the number of Shares so provided as consideration upon the exercise of the previously granted option to which such Reload Option relates and (B) the number of Shares, if any, tendered or withheld as payment of the amount to be withheld under applicable tax laws in connection with the exercise of the option to which such Reload Option relates pursuant to the relevant provisions of the plan or agreement relating to such option. Reload Options may be granted with respect to Options previously granted under the Plan or any other stock option plan of the Company or may be granted in connection with any Option granted under the Plan or any other stock option plan of the Company at the time of such grant. Such Reload Options shall have a per share exercise price equal to the Fair Market Value of one Share as of the date of grant of the new Option. Any Reload Option shall be subject to availability of sufficient Shares for grant under the Plan. Shares surrendered as part or all of the exercise price of the Option to which it relates that have been owned by the optionee less than six months will not be counted for purposes of determining the number of Shares that may be purchased pursuant to a Reload Option.

B. Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

C. Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant Restricted Stock and Restricted Stock Units to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

     1. Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, a waiver by the Participant of the right to vote or to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate.

     2. Stock Certificates. Any Restricted Stock granted under the Plan shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock.

     3. Forfeiture. Except as otherwise determined by the Committee, upon a Participant's termination of employment (as determined under criteria established by the Committee) during the applicable restriction period, all Shares of Restricted Stock and Restricted Stock Units held by the Participant at such time shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units.

     4. Aggregate Limit. The maximum number of shares of Restricted Stock and Restricted Stock Units that the Committee may grant under the Plan shall not exceed 50% of the total number of shares issuable pursuant to all Awards under the Plan.

D. Performance Awards. The Committee is hereby authorized to grant Performance Awards to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement. A Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock and Restricted Stock Units), other securities, other Awards or other property and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan and any applicable Award Agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee.

E. Dividend Equivalents. The Committee is hereby authorized to grant Dividend Equivalents to Eligible Persons under which the Participant shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, such Dividend Equivalents may have such terms and conditions as the Committee shall determine.

F. Other Stock Grants. The Committee is hereby authorized, subject to the terms of the Plan and any applicable Award Agreements, to grant to Eligible Persons Shares without restrictions thereon as are deemed by the Committee to be consistent with the purpose of the Plan.

G. Other Stock-Based Awards. The Committee is hereby authorized to grant to Eligible Persons, subject to the terms of the Plan and any applicable Award Agreements, such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan. Shares or other securities delivered pursuant to a purchase right granted under this
Section 6(G) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms (including, without limitation, cash, Shares, promissory notes, other securities, other Awards or other property or any combination thereof), as the Committee shall determine, the value of which consideration, as established by the Committee, shall not be less than 100% of the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.

H.       General

     1. Consideration for Awards. Awards shall be granted for no cash consideration or for any cash or other consideration as may be determined by the Committee or required by applicable law.

     2. Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution, for any other Award or any award granted under any plan of the Company or any Affiliate other than the Plan. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any such other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

     3. Forms of Payment under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, promissory notes, other securities, other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents with respect to installment or deferred payments.



     4. Limits on Transfer of Awards. No Award (other than Other Stock Grants) and no right under any such Award shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution and the Company shall not be required to recognize any attempted assignment of such rights by any Participant; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, (a) designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant and (b) transfer Awards, except in the case of an Incentive Stock Option, to Family Members pursuant to terms determined by the Committee. Except as otherwise provided in this Plan or in any applicable Award Agreement or amendment thereto (other than an Award Agreement relating to an Incentive Stock Option), pursuant to terms determined by the Committee, each Award or right under any Award shall be exercisable during the Participant's lifetime only by the Participant or, if permissible under applicable law, by the Participant's guardian or legal representative. Except as otherwise provided in this Plan or in any applicable Award Agreement or amendment thereto (other than an Award Agreement relating to an Incentive Stock Option), no Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

     5. Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided, however, that in the case of an Incentive Stock Option such Option shall not be exercisable after the expiration of 10 years from the date such Option is granted.

     6. Restrictions; Securities Exchange Listing. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may cause appropriate entries to be made or legends to be placed on the certificates for such Shares or other securities to reflect such restrictions. If the Shares or other securities of the Company are traded on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been admitted for trading on such securities exchange.

Section 7.          Amendment and Termination; Adjustments

     A. Amendments to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan at any time; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the shareholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval would violate the rules or regulations of the Nasdaq National Market or any other securities exchange that is applicable to the Company.

     B. Amendments to Awards. The Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. Except as otherwise provided herein or in an Award Agreement, the Committee may not amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, if such action would adversely affect the rights of the holder of such Award, without the consent of the Participant or holder or beneficiary thereof. Notwithstanding the foregoing, without the prior approval of Enzon's stockholders, options issued under this Plan will not be repriced, replaced, or regranted through cancellation, or by lowering the option exercise price of a previously granted Award.


     C. Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 8.          Income Tax Withholding

     In order to comply with all applicable national, federal, state or local income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable national, federal, state or local payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the national, federal, state and local taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by
(i) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or
(ii) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

Section 9.          General Provisions

     A. No Rights to Awards. No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

     B. Plan Provisions Control. In the event that any provision of an Award Agreement conflicts with or is inconsistent in any respect with the terms of the Plan as set forth herein or subsequently amended, the terms of the Plan shall control.

     C. No Rights of Shareholders. Except with respect to Shares of Restricted Stock as to which the Participant has been granted the right to vote, neither a Participant nor the Participant's legal representative shall be, or have any of the rights and privileges of, a stockholder of the Company with respect to any Shares issuable to such Participant upon the exercise or payment of any Award, in whole or in part, unless and until such Shares have been issued in the name of such Participant or such Participant's legal representative without restrictions thereto.

     D. No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

     E. No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate such employment at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement. Nothing in this Plan shall confer on any person any legal or equitable right against the Company or any Affiliate, directly or indirectly, or give rise to any cause of action at law or in equity against the Company or an Affiliate. The Awards granted hereunder shall not form any part of the wages or salary of any Eligible Person for purposes of severance pay or termination indemnities, irrespective of the reason for termination of employment. Under no circumstances shall any person ceasing to be an employee of the Company or any Affiliate be entitled to any compensation for any loss of any right or benefit under the Plan which such employee might otherwise have enjoyed but for termination of employment, whether such compensation is claimed by way of damages for wrongful or unfair dismissal, breach of contract or otherwise. By participating in the Plan, each Participant shall be deemed to have accepted all the conditions of the Plan and the terms and conditions of any rules and regulations adopted by the Committee and shall be fully bound thereby.


     F. Governing Law. The validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award, shall be determined in accordance with the internal laws, and not the law of conflicts, of the State of Delaware.

     G. Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

     H. No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

     I. Other Benefits. No compensation or benefit awarded to or realized by any Participant under the Plan shall be included for the purpose of computing such Participant's compensation under any compensation-based retirement, disability, or similar plan of the Company unless required by law or otherwise provided by such other plan.

     J. No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

     K. Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 10.         Effective Date of the Plan.

     The Plan shall be effective on December 4, 2001 subject to approval by the shareholders of the Company on such date.

Section 11.         Term of the Plan.

     No Award shall be granted under the Plan ten years after the effective date or any earlier date of discontinuation or termination established pursuant to
Section 7A of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board to amend the Plan, shall extend beyond the termination of the Plan.

                                   APPENDIX C

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                           ENZON PHARMACEUTICALS, INC.

     The undersigned, Jeffrey H. Buchalter, being the President and Chief Executive Officer of Enzon Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

     FIRST: The present name of the corporation (hereinafter called the "Corporation") is Enzon Pharmaceuticals, Inc.

     SECOND: The name under which the corporation was originally incorporated is Enzon, Inc. and the date of filing the original certificate of incorporation of the Corporation with the Secretary of State of the State of Delaware is May 11, 1983.

     THIRD: This Amended and Restated Certificate of Incorporation has been duly adopted by the Corporation's Board of Directors and stockholders pursuant to the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware in the form set forth as follows:

     1. Name. The name of the corporation is Enzon Pharmaceuticals, Inc.

     2. Address; Registered Agent. The Corporation's registered office in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle and the name of its registered agent at such address is The Corporation Trust Company.

     3. Purpose. The nature of the business and purposes to be conducted or promoted by the Corporation are to engage in, carry on and conduct any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     4. Number of Shares. (A) The total number of shares of capital stock which the Corporation shall have authority to issue is 173,000,000 shares, of which 170,000,000 shares shall be Common Stock, par value $.01 per share, and 3,000,000 shares shall be Preferred Stock, par value $.01 per share.

     (B) The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is hereby expressly authorized to provide, by resolution or resolutions duly adopted by it prior to issuance, for the creation of each such series and to fix the designation and the powers, preferences, rights, qualifications, limitations and restrictions relating to the shares of each such series. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determining the following:

     (a) the designation of such series, the number of shares to constitute such series and the stated value thereof if different from the par value thereof;

     (b) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

     (c) the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of Preferred Stock;

     (d) whether the shares of such series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

     (e) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

     (f) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporation purposes and the terms and provisions relating to the operation thereof;

     (g) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of Preferred Stock or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

     (h) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of Preferred Stock or of any other class; and

     (i) any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions, thereof.

     The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereof shall be cumulative.

     Pursuant to the authority conferred by this Article Fourth upon the Board of Directors of the Corporation, the Board of Directors created a series of Preferred Stock designated as Series B Preferred Stock by filing a Certificate of Designations of the Corporation with the Secretary of State of the State of Delaware (the "Secretary of State") on May 22, 2002, and the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Corporation's Series B Preferred Stock are set forth in Appendix A hereto and are incorporated herein by reference.

     5. Name and Address of Incorporator. The name and mailing address of the incorporator is Dan Brecher, 260 Madison Avenue, New York, New York, 10016.

     6. Election of Directors. Members of the Board of Directors may be elected either by written ballot or by voice vote.

     7. Adoption, Amendment and/or Repeal of By-Laws. The Board of Directors may from time to time (after adoption by the undersigned of the original by-laws of the Corporation) make, alter or repeal the by-laws of the Corporation; provided, that any by-laws made, amended or repealed by the Board of Directors may be amended or repealed, and any by-laws may be made, by the stockholders of the Corporation.

     8. Compromises and Arrangements. Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     9. Number of Directors. (A) The Board of Directors shall consist of not less than three nor more than fifteen directors, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the whole Board of Directors, and such exact number shall be four until otherwise determined by resolution adopted by affirmative vote of a majority of the whole Board of Directors. As used in this Article 9, the term "whole Board" means the total number of directors, which the Corporation would have if there were no vacancies. The Board of Directors shall divide the directors into three classes and, when the number of directors is changed, shall determine the class or classes to which the increased or decreased number of directors shall be apportioned; provided, that no decrease in the number of directors shall affect the term of any director then in office. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders. The term of office of directors elected at the 1986 Annual Meeting of Stockholders held on January 20, 1987 shall be as follows: the term of office of directors of the first class shall expire at the first annual meeting of stockholders after their election; the term of office of directors of the second class shall expire at the second annual meeting of stockholders after their election; and the term of office of directors of the third class shall expire at the third annual meeting of stockholders after their election; and as to directors of each class, when their respective successors are elected and qualified. At each annual meeting of stockholders subsequent to the 1986 Annual Meeting of Stockholders, directors elected to succeed those whose terms are expiring shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders and when their respective successors are elected and qualified.

     (B) Vacancies in the Board of Directors, however caused, and newly created directorships shall be filled solely by a majority vote of the directors then in office, whether or not a quorum, and any director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which the director has been chosen expires and when the director's successor is elected and qualified.

     (C) The affirmative vote of the holders of not less than two-thirds of the outstanding voting shares of capital stock of the Corporation entitled to vote generally in the election of directors shall be required to amend, alter, change or repeal, or adopt any provisions inconsistent with this Article 9, provided, however, that this paragraph shall not apply to, and such two-thirds vote shall not be required for, any amendment, alteration, change, repeal or adoption of any inconsistent provision declared advisable by the Board of Directors by the affirmative vote of two-thirds of the Board and submitted to stockholders for their consideration, but only if a majority of the members of the Board of Directors acting upon such matter shall be Continuing Directors. The term "Continuing Director" shall mean a director who was a member of the Board as of October 1, 1986.

     10. Limitation of Directors' Liability; Indemnification. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this paragraph by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.

     I, Jeffrey H. Buchalter, President and Chief Executive Officer of the Corporation, for the purpose of amending and restating the Corporation's Certificate of Incorporation pursuant to the Delaware General Corporation Law, do make this certificate, hereby declaring and certifying that the facts stated herein are true and this is my act and deed on behalf of the Corporation this ___ day of May, 2006.


                                By:      Jeffrey H. Buchalter
                                Title:   President and Chief Executive Officer

              CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS OF


                            SERIES B PREFERRED STOCK

                                       OF

                                   ENZON, INC.

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

     Enzon, Inc. (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, does hereby certify that, pursuant to the authority conferred on the Board of Directors of the Corporation by the Certificate of Incorporation, as amended, of the Corporation and in accordance with Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation adopted the following resolution creating the preferences and rights of its series of 600,000 shares of Preferred Stock, no shares of which have been issued, designated as " Series B Preferred Stock."

RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Certificate of Incorporation, as amended, a series of preferred stock of the Corporation is hereby created and the designation and amount of such series and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

     (a) Designation and Amount. The shares of such series shall be designated as "Series B Preferred Stock" (the " Series B Preferred Stock") and the number of shares constituting the Series B Preferred Stock shall be six hundred thousand (600,000). Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series B Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series B Preferred Stock.

     (b) Dividends and Distributions.

          (i) Subject to the rights of the holders of any shares of any series of preferred stock (or any similar stock) ranking prior and superior to the Series B Preferred Stock with respect to dividends, the holders of shares of Series B Preferred Stock, in preference to the holders of Common Stock, par value $.01 (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series B Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series B Preferred Stock. In the event the Corporation shall at any time after June 3, 2002, declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (ii) The Corporation shall declare a dividend or distribution on the Series B Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock or a subdivision of the outstanding Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series B Preferred Stock shall nevertheless be payable, out of funds legally available for such purpose, on such subsequent Quarterly Dividend Payment Date.

          (iii) Dividends shall begin to accrue and be cumulative on outstanding shares of Series B Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series B Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series B Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series B Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

     c) Voting Rights. The holders of shares of Series B Preferred Stock shall have the following voting rights:

          (i) Subject to the provision for adjustment hereinafter set forth, each share of Series B Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after June 3, 2002, declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (ii) Except as otherwise provided herein, in any other Certificate of Designation creating a series of preferred stock or any similar stock, or by law, the holders of shares of Series B Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

          (iii) Except as set forth herein, or as otherwise provided by law, holders of Series B Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

          (d) Certain Restrictions.

          (i) Whenever quarterly dividends or other dividends or distributions payable on the Series B Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series B Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

               (1) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock;

               (2) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Stock, except dividends paid ratably on the Series B Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

               (3) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series B Preferred Stock; or

               (4) redeem or purchase or otherwise acquire for consideration any shares of Series B Preferred Stock, or any shares of stock ranking on a parity with the Series B Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (ii) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     (e) Reacquired Shares. Any shares of Series B Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of preferred stock and may be reissued as part of a new series of preferred stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, as amended, or in any other certificate of designation creating a series of preferred stock or any similar stock or as otherwise required by law.

     (f) Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made
     (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock unless, prior thereto, the holders of shares of Series B Preferred Stock shall have received the greater of (i) $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (ii) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Stock, except distributions made ratably on the Series B Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time after June 3, 2002, declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event under clause
     (1)(ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (g)  Consolidation,  Merger,  Etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series B Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after June 3, 2002, declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series B Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (h) No Redemption. The shares of Series B Preferred Stock shall not be redeemable.

     (i) Rank. The Series B Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation's preferred stock.

     (j) Fractional Shares. Series B Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series B Preferred Stock.

     (k) Amendment. The Certificate of Incorporation, as amended of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or rights of the Series B Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock, voting together as a single class.

Proxy Card


                           ENZON PHARMACEUTICALS, INC.

                   Annual Meeting of Stockholders May 18, 2006
           This Proxy Is Solicited on Behalf of the Board of Directors

     Jeffrey H. Buchalter and Craig A. Tooman and each of them, as proxies, with full power of substitution in each of them, are hereby authorized to represent and to vote, as designated below and on the reverse side, on all proposals and in the discretion of the proxies on such other matters as may properly come before the annual meeting of stockholders of Enzon Pharmaceuticals, Inc. (the "Company") to be held on May 18, 2006 or any adjournment(s), postponement(s), or other delay(s) thereof (the "Annual Meeting"), all shares of stock of the Company to which the undersigned is entitled to vote at the Annual Meeting.

     UNLESS OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2, 3 AND 4 AND WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THE BOARD OF DIRECTORS HAS PROPOSED AND RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" PROPOSALS 1, 2, 3 AND 4.

(1) Election of the following nominee as Class I Director to serve in such capacity until his successor is duly elected and qualified:

                  Phillip M. Renfro

    (Authority to vote for the nominee may be withheld by lining through the name of such nominee.)

/ / FOR the nominee     / / WITHHOLD authority for the nominee

(2) Approval of the amendment of the 2001 Incentive Stock Plan to increase the number of shares of common stock issuable thereunder by an additional 4,000,000 shares.

/ / FOR         / / AGAINST      / / ABSTAIN

(3) To approve the amendment and restatement of our Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 90,000,000 shares to 170,000,000 shares.

/ / FOR         / / AGAINST     / / ABSTAIN

(4) Ratification of the selection of KPMG LLP to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2006.

/ / FOR         / / AGAINST     / / ABSTAIN



/ / Please check this box if you expect to attend the Annual Meeting in person.

                    (Please sign exactly as name appears to the left, date and return. If shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.)


                                            Date:________________________


                                            --------------------------------
                                                     Sign Here

                                            --------------------------------

                                                Signature (if held jointly)

                                             -------------------------------

                                             Capacity (Title or Authority,
                                                i.e. Executor, Trustee)

                                 PLEASE SIGN, DATE AND MAIL YOUR PROXY TODAY.